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                                                                   Exhibit 10.12

                          SHARE ACQUISITION AGREEMENT

Date: 5th September 1995

Parties:

1 `The Vendors': the persons whose names and addresses are set out in column 1 of Schedule 1.

2 `The Purchaser': PGI Acquisition Company E (a Virginia Corporation) whose principal place of business is at 2200 Wilson Boulevard, Suite 200, Arlington, Virginia 22201, USA.

Recitals:

         (A) This is an agreement providing for the sale and purchase of the entire issued share capital of Spearhead Communications Limited, a company incorporated in England and Wales and registered under Company No. 3056668 ("the Company").

         (B)      Brief particulars of the Company are set out in Part I of
                  Schedule 2 and particulars of each of the subsidiaries of the Company are set out in Part II of Schedule 2 ("the Subsidiaries").

         (C) The Company is the holding company for the Subsidiaries, which carry on the business of, inter alia, arranging conferences and exhibitions. The Subsidiaries are the only subsidiaries and they are all wholly-owned, save for Aberdeen Exhibition and Conference Centre Limited, in which the Company holds 28.8% in nominal value of the entire issued share capital of that company.

         (D) Prior to the Date hereof the Vendors undertook a reorganization of the Group of Companies then including the Subsidiaries, as part of which the Company received a distribution on liquidation from Interprize Limited (formerly known as Spearhead Communications Limited) ("SCL") of the entire issued share capital of Spearhead Exhibitions Limited following the liquidation of SCL (pursuant to Section 110 of the Insolvency Act 1986).

         (E) Following the reorganization the Vendors have retained an interest through Stowemar Investments Limited (formerly known as Stowemar Publications Limited and as Gladecharm Limited) in the former subsidiaries of SCL, Spearhead Publications Inc. and its subsidiary International Exhibitions Incorporated, which carry on the business of publishers and exhibition organizers and which do not form part of the sale and purchase pursuant to this Agreement.


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         (F)      The parties are and, throughout the negotiations leading to this Agreement, have been aware that in determining to proceed with the purchase of the Shares for the consideration and upon the payment/settlement terms provided herein, the Purchaser will have regard to a number of factors, but in particular would rely on, inter alia, the Warranties (as qualified by the Disclosure Letter); the indemnities in the Deed of Indemnity, the covenants in Clause 7 and, inter alia, David Stott and Christopher Marke continuing to manage the business of the Group on a full-time basis and Bryan Weavers continuing to provide consultancy services to the Group after completion, each in accordance with the terms of their respective service or consultancy agreements.

Operative provisions:

1.       Interpretation

1.1 In this agreement, including the Recitals and Schedules (which form part of this agreement ("this Agreement"):

         1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

                  `AGREED FORM' the form agreed between the parties on or prior to the date of this agreement and initialled for the purposes of identification by their respective solicitors;

                  `CA' Companies Act 1985;

                  `COMPANIES ACTS' CA, the former Companies Acts (within the meaning of CA s 735(1)) and the Companies Act 1989;

                  `COMPANY' Spearhead Communications Limited;

                  `COMPANY'S AUDITORS' Kingston Smith, 146 Bishopsgate, London, EC2M 4JX;

                  `COMPLETION' completion of the purchase of the Shares in accordance with clause 4;

                  `COMPLETION DATE' the date of Completion;

                  `COMPUTER KNOW-HOW' all computer software and all information not at present in the public domain (including, without limitation, that comprised in or derived from data, disks, tapes, manuals, source codes, flow-charts and specifications) relating to the use, manufacture, maintenance or programming of any computer in whatever form held;

                  `DEED OF INDEMNITY' a deed in the form set out in Schedule 4;


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                  `DISCLOSURE LETTER' the disclosure letter of the same date as this agreement from the Vendors' Solicitors to the Purchaser's Solicitors;

                  `GUARANTEE and MORTGAGE OF SHARES' the guarantee and mortgage over shares in the agreed form to be granted by the Company in favour of the Vendors on Completion.

                  `GROUP'/`GROUP COMPANIES' the Company and the Subsidiaries;

                  `FRS' a financial reporting standard issued by The Accounting Standards Board Limited or an SSAP;

                  `INDUSTRIAL PROPERTY RIGHTS' all patents, trade marks and service marks, rights in designs, trade names, copyrights and topography rights (whether or not any of them is registered and including applications for registration of any of them) and rights under licenses and consents in relation to any such thing and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist in any part of the world;

                  `KNOW HOW' all information not at present in the public domain (including, without limitation, that comprised in or derived from formulae, designs, specifications, drawings, component lists, manuals, instructions and catalogues) in whatever form held relating to the business or affairs of any member of the Group including, without limitation, the production of goods or the provision of services;

                  `LAST ACCOUNTS DATE' 31 March, 1994 (being the date to which the Principal Accounts have been prepared);

                  `LOAN NOTES' the (pound)1,360,018.47, 1st April 1997 PGI Acquisition Company E Guaranteed Loan Notes in the agreed form, to be issued to each of the Vendors, other than R R Williams, J L Williams, the Espagnol Trust and the Espagna Trust;

                  `MARKETING INFORMATION' all information not at present in the public domain relating to the marketing of any products or services (including customer names and lists, sales targets, sales statistics, market share statistics, market surveys and reports, market research and any advertising or other promotional material);

                  `MANAGEMENT ACCOUNTS' the draft audited Group Financial Statements of Spearhead Exhibitions Limited for the year ended 31st March 1995, of Spearhead Exhibitions Limited in the form of the copy annexed to the Disclosure Letter;


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                  `PGI, Inc. GUARANTEE' the guarantee in the agreed form to be granted by Production Group International, Inc. (the Purchaser's parent company) in favour of the Vendors on Completion;

                  `PLANNING ACTS' as defined in the Town and Country Planning Act 1990, s 336;

                  `PRINCIPAL ACCOUNTS' the audited balance sheet as at the Last Accounts Date and audited profit and loss account for the year ended on the Last Accounts Date of each Subsidiary and the directors' report and notes thereon;

                  `PROPERTIES' the property of the Group Companies shortly described in Schedule 5;

                  `PURCHASER'S SOLICITORS' Morgan, Lewis & Bockius, of 4, Carlton Gardens, Pall Mall, London, SW1Y 5AA;

                  `RETAINED SUM' the sum of (pound)1,139,981.52 to be retained from the consideration payable for the Shares to certain of the Vendors in accordance with clause 3;

                  `SHARES' the 19,474 Ordinary shares of (pound)1 each in the capital of the Company comprising the whole of its issued and allotted share capital;

                  `STOCK EXCHANGE' The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited;

                  `SUBSIDIARY' a subsidiary as defined in CA, s 736;

                  `SUBSIDIARIES' the companies named in Part 2 of Schedule 2 and any other Subsidiary of the Company from time to time;

                  `TAXATION' all forms of taxation including:

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                  (a)      any charge, tax, duty or levy upon income, profits,
                           chargeable gains or development value, land, any interest in land or in any other property, or documents or supplies or other transactions;

                  (b) income tax, corporation tax, advance corporation tax, capital gains tax, inheritance tax, value added tax, stamp duty, stamp duty reserve tax, capital duty, customs and other import duties, national insurance contributions, local authority rates and charges or water rates;

                  (c) any liability for sums equivalent to any such charge, tax, duty, levy or rates or for any related penalty, charge or interest;

                  `TAXES ACT' Income & Corporation Taxes Act 1988;

                  `TCGA' Taxation of Chargeable Gains Act 1992;

                  `TMA' Taxes Management Act 1970;

                  `TRUSTEE VENDORS' Jorvik Limited and D Moorhouse, for and on behalf of each of the Espagnol Trust and the Espagna Trust;

                  `VENDORS' SOLICITORS' Gregory, Rowcliffe & Milners, of 1 Bedford Row, London, WC1R 4BZ;

                  `WARRANTIES' the warranties and undertakings of the Vendors contained in clause 5 and Schedule 3;

                  `WARRANTORS/COVENANTORS' each of Mr David Stott, Mr Bryan Weavers, Mr Christopher Marke, Mr Robert Munton and Mrs Susan Crouch;

                  `WARRANTY CLAIM' any claim made by the Purchaser for breach of any of the Warranties or any claim made by the Purchaser under the Deed of Indemnity.

         1.2      General Construction

         1.2.1 All references to a statutory provision shall be construed as including references to:

         (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this agreement) for the time being in force;

         (b) all statutory instruments or orders made pursuant to a statutory provision;


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         (c)            any statutory provisions of which a statutory provision
                        is a consolidation, re-enactment or modification;

         1.2.2 Any reference to the Vendors includes, where appropriate, their personal representatives;

         1.2.3 A reference to an SSAP is a reference to a statement of standard accounting practice adopted by The Accounting Standards Board Limited;

         1.2.4 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders; words denoting persons include firms and corporations and vice versa;

         1.2.5 Unless otherwise stated, a reference to a clause or sub-clause or a Schedule is a reference to a clause or a sub-clause of or a Schedule to this agreement;

         1.2.6 Clause headings in this agreement and in the Schedules are for ease of reference only and do not affect the construction of any provision;

         1.2.7 A document referred to as being in "the agreed terms" will be in the form of the draft thereof for identification initialled by the Vendors' Solicitors and the Purchaser's Solicitors;

         1.2.8 Each of the Warranties and each of the guarantees, indemnities and obligations which is expressed to be an obligation of the Vendors or the Warrantors or the Covenantors or of more than one of the Vendors or the Warrantors or the Covenantors (as the case may be) shall be a joint and several obligation unless it is expressed to be an obligation of each of the Vendors or the Warrantors or the Covenantors (as the case may be) or of each of one or more of the Vendors or the Warrantors or the Covenantors (as the case may be), in which case it shall be a several obligation;

         1.2.9 Any of the Warranties which is qualified by the expression "to the best of the Warrantors' knowledge and belief" or "so far as the Warrantors' are aware" or any similar expression shall be deemed to include an additional statement that the Warrantors have first made due and careful enquiry;

         1.2.10 A person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of the Taxes Act.

2.       Agreement for sale

2.1 Subject to the terms and conditions of this Agreement, the Vendors (other than the Trustee Vendors) shall sell as beneficial owners and the Trustee Vendors shall sell as legal owners and registered holders and the Purchaser shall purchase the Shares free from all liens, charges and encumbrances and with all rights now or hereafter attaching accrued or accruing thereto or arising therefrom, with effect from the date of this Agreement.

2.2 The Purchaser shall be entitled to all dividends and distributions declared, paid or made by the Company on or after the date hereof.

2.3 Each of the Vendors hereby waives any pre-emption rights he or she may have in relation to any of the Shares under the articles of association of the Company or otherwise.

2.4 The Purchaser need not complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.


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3.       The Consideration and Set-Off

3.1 Subject to adjustment pursuant to this clause 3, the consideration for the Shares will be the sum of (pound)5,400,000, which will be apportioned between the Vendors in the manner set out in columns 2, 3 and 4 of Schedule 1 and payable to them as follows:-

         3.1.1 (pound)2,900,000 will be paid in cash on the Completion Date by telegraphic transfer to Vendors' Solicitor's Client Account.

         3.1.2 the Retained Sum will be paid in cash on 1st April 1997 (or on such later date as may be specified by the Vendors (other than the Warrantors) giving not less than 14 days prior notice in writing) by telegraphic transfer to the Vendors (other than the Warrantors) (in the amounts indicated against each such Vendor's name in column 3 of Schedule 1) by payment to the Vendors' Solicitor's Client Account, or such other accounts of the relevant Vendors as shall be notified to the Purchaser in writing from time to time.

         3.1.3 the Loan Notes will be issued to the Warrantors/Covenantors on the Completion Date by the Purchaser (in the amounts indicated against each such person's name in column 4 of Schedule l).

3.3 Without prejudice to any other remedy available to the Purchaser, the Purchaser shall be entitled to a right of set-off in accordance with this Clause 3 against any amount payable to the Warrantors pursuant to the Loan Notes in respect of any Warranty Claims arising on or before the date for payment under the Loan Notes. The Loan Notes shall include a right of set-off by the Purchaser in respect of any such Warranty Claims. Any amount set-off against any payments under the Loan Notes shall be made pro rata against the amount of the Loan Notes then outstanding.

3.4 If any claim arises or circumstances come to the notice of the Purchaser which could give rise to a Warranty Claim, the Purchaser shall forthwith give notice thereof to the Warrantors or Covenantors (as the case may be) (specifying in reasonable detail the basis of the claim and the amount claimed) ("a Loss Notice"). Without prejudice to the Purchaser's right to issue proceedings or seek injunctive relief in respect of any Warranty Claim, the Purchaser and the Warrantors shall use their respective reasonable endeavors to reach an amicable settlement of each such claim as soon as reasonably practicable following the issue of any Loss Notice.

3.5 The Purchaser shall be entitled to deduct from any payment under the Loan Notes an amount equal to the aggregate of:

         3.5.1 the amount of any liability relating to any Warranty Claim in respect of which quantum has been agreed between the parties or determined in accordance with clause 3.4 or judgment has been issued in any proceedings instituted in respect of any Warranty Claim, but in either case payment has not been made prior to the date scheduled for payment under the Loan Notes ("an Agreed

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                  Loss"); and

         3.5.2 an amount equal to the Purchaser's reasonable estimate of the quantum of liability (including reasonable costs and expenses) for any Warranty Claim in respect of which a Loss Notice has been served on the Warrantors or Covenantors (as the case may be) but liability and/or quantum has not been determined prior to the date scheduled for payment under the Loan Notes ("a Loss"). Subject always to clause 3.6, the Purchaser shall be entitled to retain the aggregate amount of any Loss(es) and shall not be required to make payment to the extent of the same unless and until such Warranty Claim has been agreed or determined by judicial process.

3.6 In the event that the Warrantors/Covenantors dispute any Warranty Claim and/or Loss, subject to the Warrantors/Covenantors producing an opinion of counsel of not less than five years call (with appropriate experience in the subject matters of the claim) that the Warrantors/Covenantors have a valid defence to such Warranty Claim(s) and/or that the Loss(es) estimated by the Purchaser is/are in excess of the amount which such counsel reasonably considers would be recoverable by the Purchaser, the amount of Loss(es) shall be paid into an escrow account to be held by the Purchaser's Solicitors pending agreement or determination by judicial process of such Warranty Claim.

3.7 Upon a Warranty Claim being agreed or determined by judicial process the purchase price for the Shares shall be deemed to have been reduced by the amount thereof and whichever of the following adjustments as shall be appropriate will be made:-

         3.7.1 if on or after the date for payment under the Loan Notes it is determined that the amount of a Loss exceeds the Agreed Loss in respect thereof, the Purchaser will forthwith pay to the Warrantors/Covenantors the amount of the excess together with the interest thereon pursuant to clause 3.8, such interest to be payable in respect of the period from the dated scheduled for payment under the Loan Notes to the date of actual payment and to be shared between the Warrantors/Covenantors in proportion to their respective shares of such excess; or

         3.7.2 if the amount of an Agreed Loss (when aggregated with other Agreed Losses or otherwise) exceeds the amount payable under the Loan Notes the Warrantors/Covenantors will immediately repay to the Purchaser the amount of excess together with interest thereon pursuant to clause 3.7, such interest to be payable in respect of the period from the Completion Date to and including the date of actual receipt of such payment (including such interest) by the Purchaser.

3.8 Subject to clause 3.9, interest payable under clause 3.7 will be paid by the Purchaser or the Warrantors/Covenantors, as the case may be, in respect of the relevant period referred to in clause 3.7.1 or clause
         3.7.2 at the rate of 1 percentum (1%) over the base rate of Midland Bank Plc ruling from time to time, the certificate of a duly authorized officer of such bank as to such base rate to be final and binding on the parties.


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3.9      If any amount in respect of Loss(es) has been paid into an escrow account in accordance with clause 3.6, the interest rates referred to in clause 3.8 shall not apply to such sums. Interest accruing on any amount held in such escrow account (if any) shall be at the rate actually earned or such sums whilst in the escrow account will, subject to deduction of any bank charges and interest follow the principal pro rata.

4.       Completion

4.1 Completion shall take place at the offices of the Purchaser's Solicitors on the date hereof, as soon as practicable after executing this Agreement when all the transactions mentioned in the following sub-clauses shall take place.

4.2      The Vendors shall deliver to the Purchaser:

         4.2.1 duly completed and signed stock transfer forms in favour of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;

         4.2.2 duly completed and signed stock transfer forms in favour of the Purchaser, or as the Purchaser may direct in respect of any nominee shareholdings in the subsidiary together with the relative share certificates;

         4.2.3 the Deed of Indemnity duly executed by the Covenantors;

         4.2.4 the statutory books of each Group Company complete and up-to-date and their certificates of incorporation and confirmation of the location of the common seals;

         4.2.5             the title deeds relating to the Property;

         4.2.6 the appropriate forms to amend the mandates given by each Group Company to its bankers;

         4.2.7 written confirmation from the Vendors (as evidenced by their execution of this Agreement) that there are no subsisting guarantees given by any Group Company in their favour and that after compliance with clause
                           4.3 none of the Vendors will be indebted to any group

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                           Company or vice versa;

         4.2.8 written confirmation from the Vendors (as evidenced by their execution of this Agreement) and from Spearhead Publications Inc, International Exhibitions Incorporated and Aberdeen Exhibitions and Conference Centre Limited that all inter-company loan accounts have been settled and there are no amounts outstanding due by the Company or any of the Subsidiaries to such companies; and

         4.2.9 written confirmation from Midland Bank Plc of the balances on each of the Company's and the Subsidiaries bank accounts made up to a date not more than seven days prior to Completion together with reconciliation statements in respect of the same from the date of such bank statements to the close of business on the last business day prior to the Completion Date.

4.3 The Vendors shall repay all monies then owing by them to any Group Company whether due for payment or not.

4.4 A Board Meeting and Extraordinary General Meeting of the Company shall be held approving the Company entering into the Guarantee and Mortgage of Shares and authorizing the giving of financial assistance by the Company by reason of granting the Company such Guarantee and Mortgage of Shares in accordance with Sections 151-155CA.

4.5      Board meetings of each Group Company shall be held at which:

         4.5.1 such persons as the Purchaser may nominate shall be appointed additional directors; and

         4.5.2 the transfers referred to in clauses 4.2.1 or 4.2.2 (as the case may be) shall be approved (subject to stamping).

4.6 Upon completion of the matters referred to in clauses 4.2 to 4.4 the Purchaser will:

         4.6.1 transmit the sum of (pound)2,900,000 by telegraphic transfer to the Vendors' Solicitors client account in satisfaction of the initial purchase consideration for the Shares, whose receipt shall constitute valid receipt by each of the Vendors;

         4.6.2 issue the Loan Notes to the Warrantors/Covenantors (in the amounts indicated against each such person's name in column 4 of Schedule 1);

         4.6.3 procure that the Company delivers the Guarantee and Mortgage of Shares to the Vendors, duly executed; and

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         4.6.4    procure that Production Group International, Inc. delivers the
                  PGI, Inc. Guarantee to the Vendors, duly executed.

4.7 The Purchaser may in its absolute discretion waive any requirement contained in clauses 4.2 to 4.4, and shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this Agreement, but may instead rescind this Agreement without prejudice to any other remedy it may have.

4.8 Following Completion, the Purchaser shall use its reasonable endeavors to procure the release of the Vendors from all liability arising after Completion under the guarantees given by them on behalf of the Group Companies and listed in the Disclosure Letter.

4.9 The Vendors hereby undertake to procure that, within 30 days of the Completion Date, Spearhead Publications, Inc. effects a change of name to a name not including the word "Spearhead" or any colorable alternative and to provide the Purchaser with a copy of the resolution effecting such change of name together with the Company's restated Certificate of Incorporation and By-Laws evidencing such change of name within such 30 day period.

5.       Warranties and undertakings by the Vendors/Warrantors

5.1      The Vendors jointly and severally warrant to the Purchaser that:

         5.1.1 each of the Vendors have full power and authority to enter into and perform this Agreement, which will constitute or when executed will constitute binding obligations on him/her/them in accordance with its terms;

         5.1.2 the Shares constitute the whole of the issued and allotted share capital of the Company;

         5.1.3 there is no pledge, lien or other encumbrance on, over or affecting the Shares and there is no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing; and

         5.1.4 the Vendors are entitled to transfer the full legal and (with the exception of the Trustee Vendors) beneficial ownership of the Shares to the Purchaser on the terms of this Agreement without the consent of any third party.

5.2 The Warrantors/Covenantors jointly and severally warrant to the Purchaser that:-


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         5.2.1    the information in Schedule 2 relating to the Group Companies is true and accurate in all respects;

         5.2.2    save as set out in the Disclosure Letter, the Warranties in
                  Schedule 3 and 6 are true and accurate in all respects;

         5.2.3 the contents of the Disclosure Letter are true and accurate in all respects and fully, clearly together with the accompanying documents and accurately disclose every matter to which they relate; and

         5.2.4 each of the Covenantors have full power and authority to enter into the Deed of Indemnity, which will constitute or when executed will constitute a binding obligation on him/her/them in accordance with its terms.

5.3 Each of the Warrantors undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Warrantors, that he has made full enquiry into the subject matter of that Warranty.

5.4 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause.

5.5 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company, by its inability to rescind this agreement by reason of clause 9.6, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorized written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.6 None of the information supplied by any Group Company or its professional advisers to any of the Vendors or their agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of any Group Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Group Company to the Vendors, and the Vendors waive any claims against the Group Company which they might otherwise have in respect of it.

5.7 In circumstances where a Warranty Claim is capable of being made either under the Warranties or the Deed of Indemnity the Purchaser shall be entitled to bring each such claim, but shall not be entitled to recover twice in respect of such Warranty Claims in respect of the same loss.

6.       Pensions


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6.1      The provisions of Schedule 6 shall apply.

7.       Restrictive agreement

7.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Group Companies, each of the Vendors (other than the Trustee Vendors) undertakes by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that he or she will not alone or in conjunction with or on behalf of any other person, directly or indirectly:-

         7.1.1 for a period of four (4) years after the Completion Date in relation to goods dealt in or services provided by any member of the Group in the course of business during the two (2) years immediately preceding the date hereof, by letter, circulars, advertisements or other means canvass, solicit or encourage the custom of any customer of any member of the Group in respect of similar goods or services; nor

         7.1.2 for a period of two (2) years after the Completion Date, solicit, endeavour to entice away offer employment to, employ or offer or conclude any contract for services with, any person firm or company who to such Vendor's knowledge is or, during the twelve (12) months immediately preceding the date hereof, has been an employee (in skilled or managerial work) of or consultant to any member of the Group; nor

         7.1.3 for a period of four (4) years after the Completion Date, (save as the holder for investment of less than three percentum (3%) in nominal value of the voting share capital of a company whose shares are listed on a recognized Stock Exchange or dealt in on the Unlisted Securities Market regulated by The Stock Exchange or as an employee or officer or agent of the Purchaser or any member of the Group) carry on or be engaged concerned or interested within the United Kingdom in any business which competes with the business of any member of the Group; nor

         7.1.4 in connection with any business which competes or is likely to compete with any business carried on by any member of the Group at the date hereof and/or at the Completion Date, use, or procure the use of, any business or trade name or distinctive mark, style, or logo used by any member of the Group at any time during the two (2) years immediately preceding the date hereof or anything intended or likely to be confused with any of them including, without limitation, the word "Spearhead" or any colorable alternative; nor

         7.1.5 at any time after the date hereof use any Intellectual Property, or for four (4) years after the date hereof use any Computer Know-How or for two (2) years after the date hereof use any Marketing Information which, in any such case, is owned by or which any member of the Group is, or, during the two (2) years immediately preceding the date hereof has been expressly licensed to use in connection with its business; nor

         7.1.6 unless requested to do so by the Purchaser or any member of the Group, disclose to any person any confidential information (including, without limitation any Marketing Information used by any member of the Group in connection with its business at any time during the two (2) years before the date hereof and any Computer Know-How or Know-How) which is either owned or used by any or all of them or owned by any other person to whom any such member owes any duty of secrecy; nor

         7.1.7 knowingly do or say anything which may be harmful to the reputation of any member of the Group or which may lead any person not to engage in business or to cease to do or to reduce its business with any member of the Group.

7.2 If any of the covenants in clause 7.1 is found to be against the public interest or unlawful or in any way an unreasonable restraint of trade despite the agreement of the parties (all of whom have been professionally advised in respect thereof) that such covenants (considered separately or together) are no greater in duration, extent and application than is necessary to protect the goodwill of the Group and the value of the Purchaser's investment in the Company resulting from the purchase of the Shares pursuant to this Agreement; then:

         7.2.1 such covenant shall be modified (and shall be deemed to have been modified ab initio) as necessary to render it valid and effective; and

         7.2.2 the remaining covenants in clause 7.1 shall continue to bind each of the Vendors as each such covenant is to be construed as a separate and independent covenant.

8.       Warrantors'/Covenantors' protection

8.1      The provisions of Schedule 7 shall apply.

9.       General

9.1 No announcement shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or it is an announcement required by law or the Stock Exchange issued after prior consultation with the Vendors.

9.2 If this Agreement ceases to have effect the Purchaser will release and return to each Group Company all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to any other person any information which it or its advisers have been given in respect of any Group Company and which is not in the public domain.

9.3 If any of the Shares shall at any time be sold or transferred, the benefit of each of the Warranties may be assigned to the purchaser or transferee who shall accordingly be entitled to enforce each of the Warranties against the Warrantors as if he, she, or it were named in this Agreement as the Purchaser provided always that any such assignee acknowledges acceptance of the limitations on the Warrantors' liability in respect of the Warranties.

9.4 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided, none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

9.5 Subject to clause 9.6, all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement or transactions contemplated by or referred to in this Agreement, shall be borne solely by the party who incurred the liability and no Group Company shall have any liability in respect of them.

9.6      The Purchaser's rights to rescind this Agreement are hereby excluded.

9.7 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may be substituted by agreement in writing between or on behalf of the Vendors and the Purchaser.

9.8 No purported variation of this Agreement will be effective unless made in writing and signed by or on behalf of the Purchaser and on behalf of the Vendors.

9.9 Any liability to the Purchaser under this Agreement may be released, compounded or compromised in whole or in part by the Purchaser without in any way prejudicing or affecting its rights against any other Vendors or any other liability or obligation of the Vendor in question.

9.10 This Agreement and the other documents referred to herein or in any such other document together comprise the entire agreement and understanding between the Parties in connection with the sale and purchase of the Shares and each of the Parties hereby confirm that it has not relied on any representation or warranty which is not expressly stated in this Agreement or in any such other document.

9.11 If any provision of this Agreement is or becomes, illegal, invalid or unenforceable under the law of jurisdiction, neither the legality, validity or enforceability of any other provision of this Agreement under such law nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired thereby.

9.12 If this Agreement or any documents forming part of the arrangements contemplated by this Agreement is subject to registration under the Restrictive Trade Practices Acts

         1976 and 1977 the provisions which render it registrable will not come into effect until such time as a copy and particulars of this Agreement and such other documents forming part of the arrangements are furnished to the Director General of Fair Trading for registration under and pursuant to such Acts, but all other rights and obligations of the Parties hereunder will become effective on the date hereof.

9.13 This Agreement may be entered into in any number of counterparts and by the Parties on separate counterparts each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

9.14 Save for an obligation fully performed before or at Completion, this Agreement will continue in full force and effect after the Completion Date notwithstanding Completion. Completion shall not constitute a waiver of any of the Purchaser's rights.

9.15 The Schedules form part of this Agreement and will be as effective as if they had been set out in the body of this Agreement.

10.      Notices

10.1 To be effective all notices, consents, approvals, waivers and requests, relating to this Agreement must be in writing but may be delivered personally or sent by first class recorded delivery post, facsimile transmission or telex to the party to be served at its registered office for the time being in the case of a company or at his address as herein stated or as notified from time to time in the case of an individual PROVIDED THAT any such notice, consent, approval, waiver or request may instead be delivered to the Solicitors representing the person to be served. Copies of any notice given by or on behalf of the Purchaser will be contemporaneously copied to each of the Warrantors.

10.2 A notice, consent, approval or request will be deemed to have been served as follows:

         10.2.1 if delivered personally, at the time of delivery or, if not delivered during normal business hours on a business day, at
                    9.30 am on the business day next following the day of delivery;

         10.2.2 if posted, on the second business day after the envelope containing the same was delivered into the custody of The Royal Mail or, if such period expires other than on a business day, at 9.30 am on the next business day thereafter; and

         10.2.3 if sent by facsimile transmission or telex, at the time of despatch or, if outside normal business hours, at 9.30 am on the business day next following the day upon which the same was dispatched.

10.3 In proving such service, it will be sufficient to prove that the personal delivery was made, or that the envelop containing such notice was properly addressed as a pre-paid first class recorded delivery letter, or that the facsimile transmission or telex was properly addressed and dispatched.

11.      Remedies

11.1 Any remedy available to the Purchaser for breach of this Agreement (including, but without limitation, a breach of any of the Warranties) shall be in addition and without prejudice to all other rights and remedies available to the Purchaser and the exercise of or failure to exercise any remedy shall not constitute a waiver by the Purchaser of any of its rights and remedies.

11.2 If as a result of an act, event, circumstance, transaction or omission occurring on or before Completion which gives rise, directly or indirectly, to a breach of any of the Warranties any member of the Group or any asset of any member of the Group is worth less than it would otherwise have been or any member of the Group is or will be under a liability or an increased or substituted liability which would not have subsisted (to the extend thereof) but for such act, event, circumstance, transaction or omission the Purchaser may by notice to any of the Warrantors require any or all of them to make good the same to any member of the Group or, at the Purchaser's option, to pay the Purchaser an amount equal to the diminution in the value of the Shares caused thereby.

12.      Governing Law

12.1 This Agreement will be governed by and construed in accordance with English law. The Parties hereby submit to the jurisdiction of the English Courts and the Vendors hereby irrevocably appoint the Vendors' Solicitors as their agent to accept service of process.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first before written:

EXECUTED by MARK                       )
SIRANGELO (President) for and          )
on behalf of                           )     /s/ Mark Sirangelo
PGI ACQUISITION COMPANY E              )
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by DAVID           )
CHARLES CHAPMAN STOTT       )    /s/ David Charles Chapman Scott
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by BRYAN           )
MERVYN WEAVERS              )    /s/ Bryan Mervyn Weavers
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by CHRISTOPHER     )
PHILIP LEVELIS MARKE        )    /s/ Christopher Philip Levelis Marke
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by ROBERT          )
DAVID MUNTON                )    /s/ Robert David Munton
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by SUSAN           )
PATRICIA CROUCH             )    /s/ Susan Patricia Crouch
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by                                 )
(duly authorized signatory for              )
and on behalf of Jorvic Limited)            )
and by D. Moorhouse for and on              )   /s/ [SIGNATURE APPEARS HERE]
behalf of ESPAGNOL TRUST                    )
in the presence of:

EXECUTED by                                 )
(duly authorized signatory for              )
and on behalf of Jorvic Limited)            )
and by D. Moorhouse for and on              )   /s/ [SIGNATURE APPEARS HERE]
behalf of ESPAGNA TRUST                     )
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by                                 )
(duly authorized attorney)                  )
for and on behalf of JANE                   )   /s/ [SIGNATURE APPEARS HERE]
LAURA WILLIAMS                              )
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean

EXECUTED by                                 )
(duly authorized attorney)                  )
for and on behalf of RICHARD                )   /s/ [SIGNATURE APPEARS HERE]
RADWAY WILLIAMS                             )
in the presence of:

Witness Signature   : /s/ David Alexander Sheach
Witness Name        : 1 East Craibstone Street
Witness Address     : Aberdean


====================================================================================================================================

               Vendors' Name                    Number of         Consideration
                and Address                     Shares
------------------------------------------------------------------------------------------------------------------------------------

                                                                  On Completion                 Retained Sum          Loan Notes
------------------------------------------------------------------------------------------------------------------------------------

David Charles Chapman Stott,                     6,845              954,483.00                                        878,735.75
Ashleigh,
29 Ranelagh Avenue,
Barnes,
London SW13 0BN
------------------------------------------------------------------------------------------------------------------------------------

Jorvik Limited and D Moorhouse                   2,220              341,994.40                   284,995.19
(Espagnol Trust)
11 Myrtle Street, Douglas,
Isle of Man
------------------------------------------------------------------------------------------------------------------------------------

Jorvik Limited and D Moorhouse                   2,220              341,994.40                   284,995.19
(Espagna Trust)
11 Myrtle Street, Douglas,
Isle of Man
------------------------------------------------------------------------------------------------------------------------------------

Bryan Mervyn Weavers, Dragons,                   1,388              213,823.60                                        178,186.25
St. Georges Lane, Hurstpierpoint,
West Sussex
------------------------------------------------------------------------------------------------------------------------------------

Jane Laura Williams,                             3,700              569,990.80                   474,992.20
56 Fairview Mansions,
84 Robinson Road,
Hong Kong
------------------------------------------------------------------------------------------------------------------------------------



====================================================================================================================================

               Vendors' Name                    Number of         Consideration
                and Address                     Shares
------------------------------------------------------------------------------------------------------------------------------------

                                                                  On Completion               Retained Sum          Loan Notes
------------------------------------------------------------------------------------------------------------------------------------

Richard Radway Williams                            740              113,998.00                   94,998.17
56 Fairview Mansions
84 Robinson Road
Hong Kong
------------------------------------------------------------------------------------------------------------------------------------

Christopher Philip Levelis Marke,                1,387              213,669.40                                        178,057.75
7, Elm Tree Avenue, Esher,
Surrey  KT10 8JG

------------------------------------------------------------------------------------------------------------------------------------

Robert David Munton                                487               72,023.20                                         62,519.25
Cherry Tree Cottage, Horsham Road
Holmbury, St. Mary,
Dorking, Surrey

------------------------------------------------------------------------------------------------------------------------------------

Susan Patricia Crouch                                                72,023.20                                         62,519.25
14 Farmview, Tilt Road,
Cobham, Surrey                                     487
KT11 3HZ
------------------------------------------------------------------------------------------------------------------------------------

Total number of Shares                          19,474               2,900,000                1,139,981.75          1,360,018.25
                                                ======               =========                ============          ============

====================================================================================================================================


                                  SCHEDULE 2

                          Details of group companies


Part 1: The Company

Company number:                          3056668

Date of incorporation:                   15 May 1995

Share capital                            20,000 Ordinary Shares of(pound)1 each

Authorized:                              (pound)20,000

Issued                                   (pound)19,474

Registered office:                       Ocean House, 50 Kingston Road,
                                         New Malden, Surrey, KT3 3LZ

Directors:                               Noel Anthony Michael Eastwood
                                         Christopher Philip Levelis Marke
                                         David Charles Chapman Stott

Secretary:                               Christopher Philip Levelis Marke

Part 2: The Subsidiaries of the Company


====================================================================================================================================

Name of Subsidiary              Registered          Share Capital/           Registered Office                 Shareholders
                                Number              Authorized
                                                    Capital
------------------------------------------------------------------------------------------------------------------------------------

Spearhead Exhibitions           1062758             Ordinary/                Ocean House, 50                   10,549 the Company
Limited                                             10,5740                  Kingston Road, New
                                                    Ordinary                 Malden, Surrey KT3                25 DCC Stott
                                                                             3LU
------------------------------------------------------------------------------------------------------------------------------------

Spearhead Offshore              2330299             100 Ordinary/            Ocean House, 50                   1 Spearhead
Europe Limited                                      20 Ordinary              Kingston Road, New                Exhibitions Limited
                                                                             Malden, Surrey KT3
                                                                             3LU                               1 DCC Stott
------------------------------------------------------------------------------------------------------------------------------------

Offshore Management             2308214             100 Ordinary/            Ocean House, 50                   1 Spearhead
Limited                                             2 Ordinary               Kingston Road, New                Exhibitions Limited
                                                                             Malden, Surrey KT3
                                                                             3LU                               1 DCC Stott
------------------------------------------------------------------------------------------------------------------------------------

Intelec Exhibitions             2766693             100 Ordinary             Ocean House, 50                   60 Spearhead
Limited                                                                      Kingston Road, New                Exhibitions Limited
                                                                             Malden, Surrey KT3
                                                                             3LU                               40 Strategic Events
                                                                                                               Limited
------------------------------------------------------------------------------------------------------------------------------------

IMDEX Asia Limited              3073340             100 Ordinary             7 Bedford Row,                    50 Spearhead
                                                                             London  WC1R 4BZ                  Exhibitions Limited

                                                                                                               50 Roger Marriott
====================================================================================================================================


                                  SCHEDULE 3

                                  Warranties

1.               Accounts

1.1              The principal accounts

                 1.1.1 The Principal Accounts were prepared in accordance with the historical cost convention; and the bases and policies of accounting adopted in preparing the Principal Accounts are the same as those adopted in preparing the audited accounts of each Group Company in respect of the three last preceding accounting periods.

                 1.1.2           The Principal Accounts:

                 (a) gave a true and fair view of the assets and liabilities of each Group Company at the Last Accounts Date and its profits and/or losses for the accounting period ended on that date;

                 (b) comply with the requirements of the Companies Acts and other relevant statutes;

                 (c) comply with all FRSs applicable to a United Kingdom company current for the period in respect of which the Principal Accounts were prepared;

                 (d) are not affected by any extraordinary, exceptional or non-recurring item;

                 (e) properly reflect the financial position of each Group Company as at that date; and

                 (f) fully disclose as far as material all the assets of each Group Company as at that date.

                 1.1.3 As far as the Warrantors are aware no amount included in the Principal Accounts in respect of any asset, whether fixed or current, materially exceeds its purchase price or production cost (within the meaning of CA Sched
                                 4) or (in the case of current assets) its net realizable value on the Last Accounts Date.

1.2              Valuation of stock-in-trade and work in progress

                 1.2.1 In the Principal Accounts the stock-in-trade and work in progress of each Group Company have been treated in accordance with SSAP 9.

                 1.2.2 In the Principal Accounts all redundant, obsolete and slow-moving stock-in-trade has been written off or written down, as appropriate.

1.3              Depreciation of fixed assets

                 1.3.1 In the Principal Accounts for the three preceding financial years, the fixed assets of each Group Company have been depreciated in accordance with SSAP 12.

1.4              Deferred taxation

                 1.4.1 Where provision for deferred taxation is not made in the Principal Accounts, full details so far as material of the amounts of deferred taxation have been disclosed in the Disclosure Letter.

1.5              Accounting reference date

                 1.5.1 The accounting reference date of each Group Company for the purposes of CA s 224 is 31 March and there has not at any time been any other date.

1.6              Book debts

                 1.6.1 Save as disclosed in the Disclosure Letter, no part of the amounts included in the Principal Accounts, or subsequently recorded in the Management Accounts books of any Group Company, as owing by any debtors:

                 (i) remains outstanding from any exhibitor in respect of any exhibition which has been held or

                 (ii) in respect of any other debtors, is overdue by more than twenty six weeks, or has been released on terms that any debtor pays less than the full book value of his debt or has been written off or has proved to any extent to be irrecoverable or is now regarded by the relevant Group Company as irrecoverable in whole or in part.

                 1.6.2 As far as the Warrantors are aware, the amounts due from debtors as at Completion (less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Principal Accounts and disclosed in the Disclosure Letter) will be recoverable in full in the ordinary course of business and in any event not later than twenty six weeks after Completion; none of those debts is subject to any counter-claim or set off, except to the extent of any such provision or reserve; and save as disclosed in the Disclosure Letter, no Group Company has received any notice of cancellation from the exhibitor in respect of future exhibitions from exhibitors representing more than 5% in aggregate of the projected turnover from such exhibition.

1.7              Books and records

                 1.7.1 All the accounts, books, ledgers, financial and other records, of whatsoever kind as required by CA 221, of each Group Company:

                 (a)             are in its possession;

                 (b) have been fully properly and accurately kept and completed; and

                 (c) do not contain any material inaccuracies or discrepancies.

                 1.7.2 The Management Accounts show a true and fair view of Spearhead Exhibitions Limited's trading transactions, and its financial, contractual and trading position for the period for which they are made up.

2.               Corporate matters

2.1              Directors and shadow directors

                 2.1.1 The only directors of the Group Companies are the persons whose names are listed in relation to each Group Company in Schedule 2.

                 2.1.2 No person is a shadow director (within the meaning of CA s 741) of a Group Company but is not treated as one of its directors for all the purposes of that Act.

2.2              Subsidiaries, associations and branches

                 2.2.1           No Group Company:

                 (a) is the holder or beneficial owner of or has agreed to acquire any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries listed in Schedule 2;

                 (b) has outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief order current at the date of this agreement).

2.3              Options over group companies' capital

                 2.3.1 Except as required by this Agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of any Group Company (including any option or right of pre-emption or conversion).

2.4              New issues of capital

                 2.4.1 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any Group Company since the Last Accounts Date.

2.5              Commissions

                 2.5.1 No one is entitled to receive from any Group Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement.

2.6 Memoranda and articles of association, statutory books and resolutions

                 2.6.1 The copy of the memorandum and articles of association of each Group Company attached to the Disclosure Letter is accurate and complete in all respects and has embodied in it or annexed to it a copy of every such resolution as is referred to in CA s 380.

                 2.6.2 The register of members and other statutory books of each Group Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

                 2.6.3 No notice or allegation that any of the foregoing is incorrect or should be rectified has been received.

                 2.6.4 Since the Last Accounts Date no alteration has been made to the memorandum or articles of association of any Group Company and no resolution of any kind of the shareholders of any Group Company has been passed (other than resolutions relating to routine business at annual general meetings).

2.7              Documents filed

                 2.7.1 As far as the Warrantors are aware, all returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, or any other authority, in respect of each Group Company have been duly filed and were correct; and due compliance has been made with all the provisions of the Companies Acts and other legal requirements in connection with the formation of each Group Company, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

                 2.7.2 All charges in favour of any Group Company have (if appropriate) been registered in accordance with the provisions of CA ss 395, 409, 410 and 424.

2.8              Possession of documents

                 2.8.1 All title deeds relating to the assets of each Group Company, and an executed copy of all agreements in force to which any Group Company is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of any Group Company are in its possession.

2.9              Investigations

                 2.9.1 No investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any Group Company are pending or taking place.

2.10             Information disclosed to purchaser correct

                 2.10.1 All written information given by any of the Vendors, Vendors' Solicitors or Vendors' Accountants to the Purchaser, the Purchaser's Solicitors or the Purchaser's Accountants relating to the business, activities, affairs, or assets or liabilities of any Group Company was, when given, and is now accurate and comprehensive in all material respects and not misleading.

                 2.10.2 There are no material facts or circumstances, in relation to the assets, business or financial condition of any Group Company, which have not been fully and fairly disclosed in writing to the Purchaser or the Purchaser's Solicitors, and which, if disclosed, might reasonably have been expected to affect the decision of a purchaser to enter into an agreement substantially on the same terms as are contained in this Agreement.

3.               Taxation

3.1              Last Accounts

                 All liabilities, whether actual, deferred, contingent or disputed, of each Group Company for tax measured by reference to income, profits or gains earned, accrued or received on or before the Last Accounts Date or arising in respect of an event occurring or deemed to occur on or before the Last Accounts Date are properly provided for or (as appropriate) disclosed in the Principal Accounts. All other warranties relating to specific tax matters set out in this Schedule are made without prejudice to the generality of this paragraph.

3.2              Position since Last Accounts Date

                 Since the Last Accounts Date:

                 3.2.1 no Group Company has been involved in any transaction which has given or may so far as the Warrantors are aware give rise to a liability to tax on any Group Company (or would have given or might give rise to such a liability but for the availability of any relief) other than tax in respect of normal trading income or receipts of the Group Company concerned arising from transactions entered into by it in the ordinary course of business;

                 3.2.2 no disposal has taken place or other event occurred which has or may have the effect of crystallizing a liability to tax which, if such disposal or event had been planned at the Last Accounts Date, should have been reflected in the provision for deferred tax contained in the Last Accounts; and

                 3.2.3 no accounting period (as defined in section 12 of the Taxes Act 1988) of any Group Company has ended as referred to in section 12(3) of that Act.

3.3              Continuing Commitments

                 All sums payable under any obligation incurred by any Group Company prior to Completion and which will continue to bind any Group Company after Completion have been and will continue (otherwise than pursuant to a change of law which occurs after Completion with retrospective effect) to be deductible for the purposes of corporation tax (or any corresponding tax on profits in any relevant foreign jurisdiction), either in computing the profits of any Group Company or in computing the corporation tax or corresponding tax chargeable on it.

3.4              Returns etc.

                 Each Group Company has duly, and within any appropriate time limits, made all returns, given all notices and supplied all other information required to be supplied to all relevant tax authorities; all such information was and remains complete and accurate in all material respects and were made on the proper basis and do not, and so far as the Vendors are aware are not likely to, reveal any transactions which may be the subject of any dispute with any tax authority.

3.5              Disputes, investigations

                 No Group Company is involved in any current dispute with any tax authority or is or has in the last six years been the subject of any investigation, audit or non- routine visit by any tax authority. So far as the Vendors are aware not having made any specific enquiry of any taxation authority, in relation to each Group Company there is no planned investigation audit or non-routine visit by any tax authority and there are no facts which might cause such an investigation, audit or non-routine visit by an tax authority to be instituted and no Group Company has been notified that any such investigation audit or visit is planned.

3.6              Administration/Pay and File

                 In relation to each Group Company, the Disclosure Letter gives full details of:

                 3.6.1 all determinations made under section 41A of the Taxes Management Act 1970;

                 3.6.2 all directions reducing any amounts so determined, pursuant to section 41B of that Act;

                 3.6.3 all assessments to tax made by any tax authority, and any determinations and directions as aforesaid, which are subject to appeal or have otherwise not become final at the date hereof;

                 3.6.4 all payments of tax, and claims for repayment of tax, made in respect of any period for which no assessment to tax has been issued or become final (and whether made pursuant to section 10 of the Taxes Act or otherwise);

                 3.6.5 all claims made to group relief which either relate to an accounting period ended not more than six years prior to the date hereof or which have not been agreed or otherwise determined, or where the losses or other amounts to which the claim relates have not been determined; and

                 3.6.6 all consents of the surrendering company to the surrender of group relief given or to be given in circumstances where the claim to group relief has not become final.

3.7              Outstanding Rights

                 The Disclosure Letter gives details so far as material of the rights of each Group Company which have not, at the time of Completion, been exercised, to make any claim for relief or any election for a basis or method of tax or type of relief and any rights to make an appeal against an assessment or an application for postponement of any tax.

3.8              Withholdings

                 Each Group Company has made all deductions and retentions of or on account of tax as it was or is obliged to make and all such payments of or on account of tax as should have been made to any tax authority in respect of any such deductions or retentions.

3.9              Employees/Pensions

                 All National Insurance contributions and sums payable to the Inland Revenue under the P.A.Y.E. system and any amounts of a corresponding nature payable to any foreign tax authority due and payable by any Group Company up to the date hereof have been paid and each Group Company has made all such deductions and retentions as should have been made under section 203 of the Taxes Act and all regulations made thereunder or under any comparable laws or regulations of any relevant foreign jurisdiction.

3.10             Capital Gains

                 If each Group Company disposed of each of its assets (except trading stock and work-in-progress) for a consideration equal to the book value of that asset as shown in or adopted for the purposes of the Last Accounts to a person not connected with it and by way of bargain at arm's length, no liability to tax would arise by reference to any actual or deemed gain and no Group Company has acquired any such asset (otherwise than from another Group Company) except by way of bargain at arm's length and from an unconnected person.

3.11 No allowable loss which might accrue on the disposal by any Group Company of any asset is liable to be reduced or eliminated and no chargeable gain is liable to be created or increased by virtue of any depreciatory transaction or reduction in value of that or any related asset for the purposes of corporation tax on chargeable gains or any corresponding tax of any relevant foreign jurisdiction.


3.12 No Group Company has ceased or could (on or after Completion) as a result of the acquisition contemplated by this Agreement cease to be a member of a group of companies in circumstances in which a charge under sections 178 or 179 of the TCGA (deemed disposal of chargeable assets) has arisen or could arise (otherwise than as part of a merger to which section 181 of that Act applies) could apply.

3.13 No Group Company has made any such transfer as is referred to in section 125 of the TCGA (close company transferring assets at under value).

3.14             Capital Expenditure

                 If each Group Company disposed of each of its assets, or of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge or corresponding tax would arise on a disposal of any of those assets) for a consideration equal to their book value as shown in or adopted for the purpose of the Last Accounts, no balancing charge (or corresponding tax of any relevant foreign jurisdiction) would arise in respect of any such asset or pool of assets under any legislation relating to capital allowances (or corresponding legislation of the relevant foreign jurisdiction).

3.15             Losses - Major changes etc.

                 There has been no change in the ownership of any Group Company nor any major change in the nature or conduct of any trade or business carried on by any Group Company nor has any other event or series of events occurred before Completion which might cause the disallowance of the carry forward or back of losses or excess charges or the disallowance of the carry forward or back, set-off or surrender of advance corporation tax under the provisions of section 768 or 768A of the Taxes Act (change in ownership of company: disallowance of relief for trading losses) or sections 245 to 245B (inclusive) of the Taxes Act (ACT set off), or which might cause a trade to be disregarded by virtue of paragraph 8 of Schedule 7A to the TCGA.

3.16             Surrenders

                 The Disclosure Letter gives full details of any surrender or claim or agreement to surrender or claim any advance corporation tax under the provisions of section 240 of the Taxes Act (surrender of advance corporation tax) or any amount by way of group relief) by each Group Company, including any receipt or payment (or any entitlement to receive or obligation to make a payment) in respect thereof, where such surrender or claim has not become final and determined for any reason.

3.17             Group Composition

                 All Group Companies resident in the United Kingdom for tax purposes together comprise a group for the purposes of Chapter IV of Part X of the Taxes Act and there are no circumstances or arrangements as a result of which any Group Company might cease to form part of such group.

3.18             Close Companies

                 3.18.1 No apportionment under sections 423 to 430 (inclusive) and Schedule 19 to the Taxes Act has been made or threatened against any Group Company, and no action has been taken and no event has occurred which could lead to such an apportionment being made in relation to any accounting period of a Group Company beginning on or before 31 March 1989.

                 3.18.2 Each Group Company has obtained clearances under Schedule 19 to the Taxes Act for each accounting period of that Group Company beginning on or before 31 March 1989.

                 3.18.3 Each Group Company has throughout each accounting period beginning on or before 31 March 1989 been a trading company or a member of a trading group as defined by paragraph 7 of
                                 Schedule 19 to the Taxes Act.

                 3.18.5 No Group Company has made any transfers of value within section 94 of the Inheritance Tax Act 1984.

                 3.18.6 No Group Company is or has at any time been a close investment holding company as defined in section 13A of the Taxes Act.

                 3.18.7 No Group Company has since 5 April 1965 done anything so as to give rise to an assessment or any charge to tax under section 419 (as extended by section 422) of the Taxes Act (loans to participators and associates).

3.19             Distributions - General

                 No Group Company has on or after 6 April 1965:

                 3.19.1 made any distribution or deemed distribution within the meanings of section 209, 210 or 418 of the Taxes Act (distributions and deemed distributions) except as provided for in its audited accounts;

                 3.19.2 repaid, redeemed or purchased or agreed to repay, redeem or purchase any of its share capital; or

                 3.19.3 capitalized or agreed to capitalize in the form of shares or debentures any profits or reserves of any class or description, or otherwise issued or agreed to issue share capital otherwise than wholly for new consideration (as defined in section 254 of the Taxes Act).

3.20             Demergers

                 No Group Company has been concerned in any exempt distribution within section 213 to the Taxes Act within the period of six years preceding Completion (demergers: exempt distributions).

3.21             Residence

                 Each Group Company is and has at all times been resident in the United Kingdom for tax purposes and is not and has not been treated as resident in any other jurisdiction for any tax purpose (including any double taxation arrangement).

3.22             Treasury Consents

                 No Group Company has carried out or caused or permitted to be carried out any of the transactions specified at the relevant time in section 765(1) of the Taxes Act otherwise than with the prior consent of H.M. Treasury (and in the case of a special consent, full particulars of any conditions subject to which such consent was given are set out in the Disclosure Letter) or specified at the relevant time in section 765A of the Taxes Act without having duly provided the required information to the Inland Revenue.

3.23             Value Added Tax

                 For the purposes of this section the expression VAT legislation shall include the Value Added Tax Act 1994, the Finance Act 1985 and all other enactments in relation to value added tax and all notices, provisions and conditions made or issued thereunder including the terms of any agreement reached with H.M. Commissioners of Customs and Excise or any concession referred to in the Disclosure Letter.

3.24             In relation to each Group Company:

                 3.24.1 it is registered for the purposes of value added tax, has been so registered at all times that it has been required to be registered by VAT legislation, and such registration is not subject to any conditions imposed by or agreed with H.M. Customs and Excise;

                 3.24.2 it has complied fully with and observed in all material respects the terms of VAT legislation;

                 3.24.3 it has maintained and obtained at all times complete, correct and up-to-date records, invoices and other documents (as the case may

                                 be) appropriate or requisite for the purposes of VAT legislation and has preserved such records, invoices and other documents in such form and for such periods as are required by VAT legislation;

                 3.24.4 it obtains credit for all input tax (as defined by Section 24(1) of the Value Added Tax Act
                                 1994) paid or suffered by it;

                 3.24.5 it is not and has not been treated as a member of a group for the purposes of VAT legislation, and has not applied for such treatment;

                 3.24.6 it is not required to make payments on account of value added tax for which it may become liable in a prescribed accounting period (pursuant to The Value Added Tax (Payments on Account) No.2 Regulations 1992); and

                 3.24.7 it is not and has not been subject under VAT legislation to any penalty liability notice, written warning of failure to comply, surcharge liability notice or requirement to give security as a condition of making taxable supplies.

3.25 In respect of each of the assets of each Group Company (if any) which is a capital item for the purpose of Part VA of the VAT (General) Regulations 1985, the Disclosure Letter sets out accurately:

                 3.25.1          the capital item affected;

                 3.25.2 the amount of the total input tax (within the meaning of the said Regulations) which is subject to adjustment;

                 3.25.3 the percentage of that input tax which was reclaimable on the capital item in the first interval applicable to it and any adjustments made or to be made having regard to events which have occurred up to the date hereof;

                 3.25.4 the date of acquisition of the capital item and the number of intervals in the adjustment period remaining from the date of this Agreement;

                 3.25.5 full particulars of all material matters to date relevant in determining any adjustments.

3.26             Anti-avoidance provisions

                 No Group Company has been a party to nor otherwise involved in any transaction, scheme or arrangement to which:

                 3.26.1          any of the following provisions apply:

                 (a) section 125 of the Taxes Act (annual payments for non-taxable consideration);

                 (b) section 341 of the Taxes Act (payments of interest etc. between related companies);

                 (c) section 729 to 746 (inclusive) of and Schedule 23A to the Taxes Act (tax avoidance: transfers of securities, manufactured dividends and transfer of assets abroad);

                 (d) sections 770 or 771 of the Taxes Act (sales, etc. at undervalue or overvalue);

                 (e) section 786 of the Taxes Act (transactions associated with loans or credit: connected persons);

                 (f) sections 22, 42, 75 or 76 of the Capital Allowance Act 1990 (capital allowances: first year allowances, assets leased outside the UK, effect of sales between connected persons, sale and lease-back, etc);

                 (g)             sections 29 to 34 (inclusive) of the TCGA
                                 (value shifting);

                 (h) section 106 of the TCGA (disposal of shares and securities within prescribed period of acquisition); or

                 (i) sections 176 or 177 of the TCGA (depreciatory transactions).

                 3.26.2 any of the following provisions could apply, other than where clearances or consents, as appropriate, have been obtained:

                 (a) sections 703 to 709 (inclusive) of the Taxes Act (cancellation of tax advantages from certain transactions in securities);

                 (b) section 776 of the Taxes Act (transactions in land; taxation of capital gains);

                 (c) section 135 to 139 (inclusive) of the TCGA (company reconstructions and amalgamations); or

                 (d) sections 213 to 218 (inclusive) of the Taxes Act and section 192 of the TCGA (demergers).

4.               Finance

4.1              Capital commitments

                 4.1.1 There were no commitments in excess of(pound)10,000 on capital account outstanding at the Last Accounts Date and since the Last Accounts Date no Group Company has made or agreed to make any capital expenditure, or incurred or agreed to incur any capital commitments (in either case exceeding (pound)10,000) or disposed of or realized any capital assets or any interest in capital assets.

4.2              Dividends and distributions

                 4.2.1 Since the Last Accounts Date no Group Company has, or is treated as having, declared or paid any dividend or other distribution (as defined in Taxes Act Part VI Ch II as extended by Taxes Act s418).

                 4.2.2 All dividends or distributions declared, made or paid by each Group Company have been declared, made or paid in accordance with its articles of association and the applicable provisions of the Companies Acts.

4.3              Bank and other borrowings

                 4.3.1 Full details of all limits on each Group Company's bank overdraft facilities are accurately set out in the Disclosure Letter.

                 4.3.2 The total amount borrowed by each Group Company from each of its bankers does not exceed its respective overdraft facilities.

                 4.3.3 The total amount borrowed by each Group Company (as determined under the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association, or in any debenture or other relevant document.

                 4.3.4 No Group Company has outstanding, or has agreed to create or issue, any loan capital; nor has it factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Last Accounts, or borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the Last Accounts.

                 4.3.5 No Group Company has since the Last Accounts Date repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

                 4.3.6 No Group Company has received notice (whether formal or informal) from any lenders of money, requiring repayment or intimating the enforcement of any security; and there are no circumstances likely to give rise to any such notice.

4.4              Loans by and debts due to group companies

                 4.4.1 No Group Company has lent any money which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business.

                 4.4.2 No Group Company has made any loan or quasi-loan contrary to the Companies Acts.

4.5              Liabilities

                 4.5.1 There are no liabilities (including contingent liabilities) of any Group Company which are outstanding other than those liabilities disclosed in the Last Accounts or incurred in the ordinary and proper course of trading since the Last Accounts Date.

                 4.5.2 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the fixed assets of any Group Company which remains outstanding; and there is no dispute directly or indirectly relating to any of its fixed assets.

                 4.5.3 No Group Company has been the tenant of, or a guarantor in respect of, any leasehold property other than the Properties.

                 4.5.4 The Company has not traded since the date of its incorporation and has not incurred any liability (contingent or otherwise) other than the inter-company debt of (pound)169,160 assumed by it from Interprize Limited.

4.6              Bank accounts

An accurate and complete statement of the bank accounts of each Group Company made up to a date not more than seven days prior to Completion together with reconciliation statements in respect of the same have been supplied to the Purchaser.

4.7              Working capital

Having regard to existing bank and other facilities, each Group Company has sufficient working capital for the purposes of continuing to carry on its business in its present form and at its present level of turnover for the period of twelve months after Completion and for the purposes of executing, carrying out and fulfilling, in accordance with their terms, all orders, projects and contractual obligations which are binding upon it and remain outstanding.

4.8              Continuation of facilities

In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to any Group Company (referred to in this clause as `facilities'):

                 4.8.1 the Disclosure Letter sets out full details of, and there are attached to it, accurate copies of all documents relating to the facilities;

                 4.8.2 there has been no contravention of or non-compliance with any provision of any of those documents;

                 4.8.3 no steps for the early repayment of any indebtedness have been taken or threatened;

                 4.8.4 there have not been nor are there any circumstances known to the Warrantors whereby the continuation of any of the facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the facilities;

                 4.8.5 none of the facilities is dependent on the guarantee or indemnity of or any security provided by a third party other than a Group Company;

                 4.8.6 no Warrantor has any knowledge, information or belief that, as a result of the acquisition of the Shares by the Purchaser or any other thing contemplated in this agreement, any of the facilities might be terminated or mature prior to its stated maturity.

4.9              Government grants

                 4.9.1 Full details of all grants, subsidies or financial assistance applied for or received by the Group Companies from any governmental department or agency or any local or other authority are set out in the Disclosure Letter.

                 4.9.2 No Group Company has done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part.

5.               Trading

5.1              Changes since last accounts date

                 5.1.1           Since the Last Accounts Date:

                 (a) the business of each Group Company has been continued in the ordinary and normal course;

                 (b) there has been no deterioration in the turnover or the financial or trading position or prospects of any Group Company;

                 (c) no part of the business of any Group Company has been materially and adversely affected by any abnormal factor not affecting similar businesses to a like extent;

                 (d) each Group Company has paid its creditors in accordance with its normal practice; and there are no amounts owing by any Group Company which have been due for more than three months.

                 5.1.2 The net realizable assets of each Group Company are not now less than at the Last Accounts Date.

                 5.1.3 The trading prospects of each Group Company have not been adversely affected as a result of any event or circumstance arising since the Last Accounts Date.

5.2              Vendors' other interests and liabilities to group companies

                 5.2.1 The Vendors do not have any rights or interests, directly or indirectly, in any business other than those now carried on by the Group Companies which are or are likely to be or become competitive with the businesses of the Group Companies, save as registered holder or beneficial owner of any class of securities of any company which is normally listed on the Stock Exchange or dealt in on the unlisted securities market of the Stock Exchange, and in respect of which a Vendor holds and is beneficially interested in less than 5 per cent of any single class of the securities in that company.

                 5.2.2 There is no outstanding indebtedness of any Vendor to a Group Company.

5.3              Effect of sale of shares

                 5.3.1 The Warrantors have no knowledge, information or belief that after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquisition of the Company by the Purchaser:

                 (a) any supplier of any Group Company will cease or be entitled to cease supplying it or may substantially reduce its supplies to it;

                 (b) any customer of any Group Company will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

                 (c) any Group Company will lose the benefit of any right or privilege which it enjoys;

                 (d) any officer or senior employee of a Group Company will leave and so far as the Warrantors are aware (not having made any specific enquiry), no such officer or senior employee has indicated any intention to do so.

                 5.3.2 Compliance with the terms of this Agreement does not and will not:

                 (a) conflict with, or result in the breach of, or constitute a default under any agreement or document to which any Group Company is a party, or any provision of the memorandum or articles of association of any Group Company or any encumbrance, lease, contract, order, judgment, award, injunction, regulation or other restriction or obligation of any kind by which or to which any asset of any Group Company is bound or subject;

                 (b) relieve any person from any obligation to any Group Company, or enable any person to determine any such obligation or any right or benefit enjoyed by any Group Company, or to exercise any right, whether under an agreement with or otherwise in respect of any Group Company;

                 (c) result in the creation, imposition, crystallization or enforcement of any encumbrance on any of the assets of any Group Company;

                 (d) result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

5.4 Conduct of businesses in accordance with memoranda and articles of association

                 5.4.1 Each Group Company has at all times carried on business and conducted its affairs in accordance with its memorandum and articles of association for the time being in force or any other documents or arrangements relating to the constitution of each Group Company.

                 5.4.2 Each Group Company is empowered and duly qualified to carry on business in all jurisdictions in which it carries on business.

5.5              Joint ventures and partnership

No Group Company is or has agreed to become a member of any joint venture, consortium, partnership or other unincorporated association; and no Group Company is or has agreed to become a party to any agreement or arrangement for sharing commissions or other income.

5.6              Agreements relating to the management and business

There are no agreements, arrangements or understandings between a Group Company and any person who is a shareholder or the beneficial owner of any interest in it, or in any company in which any Group Company is interested, or any Associate of any such person, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Group Company, or the provision, supply or purchase of finance, goods, services or other facilities to, by or from any Group Company, or in any other respect relating to its affairs.

5.7              Agency agreements and agreements restricting business

                 5.7.1 No Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in the United Kingdom or elsewhere in such manner as it thinks fit.

                 5.7.2 No Group Company is bound by any undertaking or assurances given to any court or governmental agency.

5.8              Unfair trade and restrictive practices

                 5.8.1 As far as the Warrantors are aware, no Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty; nor is a Group Company a party to any agreement, practice or arrangement which:

                 (a) contravenes the provisions of the Trade Descriptions Acts 1968 and 1972;

                 (b) would or might result in a reference of a consumer trade practice, within the meaning of the Fair Trading Act 1973 s 13, or be liable to reference to the Consumer Protection Advisory Committee under Part II of the said Act;

                 (c)             contravenes the provisions of the Consumer
                                 Credit Act 1974;

                 (d) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

                 (e) contravenes any provisions of the Treaty of Rome;

                 (f) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.

                 5.8.2 No Group Company has engaged in any anti-competitive practice as defined in the Competition Act 1980.

5.9              Litigation, disputes and winding up

                 5.9.1 No Group Company is engaged in any litigation or arbitration proceedings as plaintiff or defendant; there are no proceedings pending or threatened either by or against any Group Company; and there are no circumstances which are likely to give rise to any litigation or arbitration.

                 5.9.2 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of any Group Company, and there are no facts which may (in the reasonable opinion of the Warrantors, having taken all due professional advice) give rise to any dispute.

                 5.9.3 There are no claims pending or threatened or capable of arising against any Group Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

                 5.9.4 No order has been made or petition presented or resolution passed for the winding up of any Group Company; no distress, execution or other process has been levied in respect of any Group

                                 Company which remains undischarged; and there is no unfulfilled or unsatisfied judgment or court order outstanding against any Group Company.

5.10             Compliance with statutes

                 5.10.1 As far as the Warrantors are aware, each Group Company has conducted and is conducting its business in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere.

                 5.10.2 No Group Company carries on (or has, at any time when not an authorized person under Chapter III, Financial Services Act l986, carried on) investment business in the United Kingdom within the meaning of Financial Services Act 1986, s 1.

5.11             Data protection

No Group Company has received any enforcement or deregistration notice or transfer prohibition notice under the Data Protection Act 1984 and no individual has claimed compensation or is entitled to claim from any Group Company under the Data Protection Act 1984.

5.12             Documents stamped

All documents which affect the right, title or interest of any Group Company in or to any of its property, undertaking or assets, or to which a Group Company is a party, and which attract stamp duty have been duly stamped and no such documents which are outside the United Kingdom would attract stamp duty if they were brought into the United Kingdom.

5.13             Business names

No Group Company uses a name for any purpose other than its full corporate name.

5.14             Transactions involving directors

No Group Company has been a party to any transaction to which any of the provisions of CA s 320 or s 330 may apply.

5.15             Powers of attorney and authority

                 5.15.1 No power of attorney given by any Group Company is in force.

                 5.15.2 No authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of a Group Company are outstanding.

5.16             Licenses and consents

                 5.16.1 Each Group Company has obtained all necessary licenses and consents for the proper carrying on of its business (short particulars of each license and consent being set out in the Disclosure Letter) and all the licenses and consents are valid and subsisting.

                 5.16.2 No Group Company is in breach of any of the terms or conditions of any of the licenses or consents; and there are no factors that might in any way prejudice the continuation or renewal of any of them.

5.17             Subsisting contracts

                 5.17.1 No Group Company is a party to any contract, transaction or liability which:

                 (a) is of an unusual or abnormal nature or outside the ordinary and proper course of business;

                 (b) is of a long-term nature (that is, unlikely to have been fully performed in accordance with its terms more than six months after the date on which it was entered into or undertaken);

                 (c) is incapable of termination by it in accordance with its terms on sixty days' notice or less;

                 (d) is of a loss-making nature (that is, known to be likely to result in a loss to it on completion of performance);

                 (e) cannot readily be fulfilled or performed by it on time without undue or unusual expenditure or commitment of money, effort or personnel;

                 (f) involves or is likely to involve the supply of goods the aggregate sales value of which will represent in excess of 10 per cent of its turnover for the preceding financial year;

                 (g) is a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment;

                 (h) involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to an intending purchaser of the Shares.

                 5.17.3 There is not now outstanding in respect of any Group Company any agreement for the supply of services or for agency.

5.18             Defaults by group company

                 5.18.1 No Group Company is or will by reason of any event or circumstance which has occurred on or before Completion with the lapse of time become

                 (a) in default under any agreement, obligation or arrangement to which it is a party or in respect of any other obligations or restrictions binding upon it being a default which would be material in the context of its financial or trading position;

                 (b) in default under any obligations existing by reason of membership of any association or body;

                 (c) liable in respect of any representation or warranty (whether express or implied) or any matter giving rise to a duty of care on its part.

                 5.18.2 No threat or claim of default under any agreement, obligation or arrangement has been made and is outstanding against any Group Company; and there is nothing whereby any right, benefit or entitlement may be prematurely terminated by any other party or whereby the terms of any agreement, obligation or arrangement may be worsened.

5.19             Other party's defaults

As far as the Warrantors are aware no party to any agreement with or under an obligation to any Group Company is in default under it, being a default which would be material in the context of the Group Company's financial or trading position; and there are no circumstances likely to give rise to a default.

5.20             Outstanding offers

No offer, tender or the like is outstanding which may be converted into an obligation of any Group Company by acceptance or other act of some other person.

5.21             Purchases and sales from or to one party

Neither more than 25 per cent of the aggregate amount of all the purchases, nor more than 25 per cent of the aggregate amount of all the sales, of any Group Company are obtained or made from or to the same supplier or customer (including any person in any way connected with such supplier or customer) nor is any material source of supply to any Group Company, or any material outlet for the sales of any Group Company, in jeopardy or likely to be in jeopardy.

5.22             Guarantees and indemnities

No guarantee, or agreement for indemnity or for suretyship, given by or for the accommodation of, a Group Company is outstanding.

5.23             Insider contracts

                 5.23.1 No contract or arrangement to which any Group Company is a party and in which any Vendor or any director of any Group Company is or has been interested, whether directly or indirectly, is outstanding or was outstanding during the past three years.

                 5.23.2 No Group Company is a party to, and its profits or financial position during the past three years have not been affected by, any contract or arrangement which is not of an entirely arm's length nature.

5.24             Management reports

There have been no reports, concerning any Group Company, by financial or management consultants during the past three years.

6.               Employment

6.1              Employees and terms of employment

                 6.1.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of each Group

                                 Company, including without limitation profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in the Disclosure Letter.

                 6.1.2 There are no agreements or arrangements (whether or not legally binding) between any Group Company and any trade union or other body representing employees.

                 6.1.3 No contract of service exists between any Group Company and a director or employee in relation to which any relevant requirements of CA s 319 have not been fulfilled.

6.2              Bonus schemes

                 6.2.1 There are no schemes in operation under which any employee of any Group Company is entitled to a commission or remuneration, calculated by reference to the whole or part of the turnover, profits or sales of any Group Company.

                 6.2.2 No Group Company has registered a profit-related pay scheme under Taxes Act Part V Chapter III.

6.3              Changes in remuneration

                 6.3.1 During the period to which the Principal Accounts relate and since the Last Accounts Date or (where employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding of office:

                 (a) no change has been made in the rate of remuneration, emoluments or pension benefits, of any officer, ex-officer or senior executive of any Group Company (a senior executive being a person in receipt of remuneration in excess of (pound)25,000 per annum);

                 (b) no change has been made in any other terms of employment of any officer or senior executive.

                 6.3.2 No Group Company is bound or accustomed to pay any moneys other than in respect of remuneration or pension benefits to or for the benefit of any officer or employee of any Group Company.

                 6.3.3 No negotiations for any increase in the remuneration or benefits of any officer or employee of any Group Company are current or likely to take place within six months after the date of Completion.

6.4              Termination of contracts of employment

                 6.4.1 All subsisting contracts of service to which any Group Company is a party are determinable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Protection (Consolidation) Act 1978, as amended by the Employment Act 1982).

                 6.4.2 No executive of any Group Company, who is in receipt of remuneration in excess of (pound)25,000 per annum, and no officer of any Group Company has given or received notice terminating his employment, except as expressly contemplated in this agreement, and no such executive or officer will be entitled to give such notice as a result of this agreement.

6.5              Industrial disputes and negotiations

                 6.5.1 None of the Group Companies or their respective employees is involved in any industrial dispute, and there are no facts known or which would on reasonable enquiry be known to any Group Company or its directors or to the Vendors which might suggest that there may be any industrial dispute involving a Group Company or that this agreement may lead to any such industrial dispute.

6.6              Industrial relations agreements

No Group Company has entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

6.7              Redundancies

No employee will become redundant and be entitled to a redundancy payment as a result of this Agreement.

6.8              Pensions

                 6.8.1           Apart from the pension scheme referred to in
                                 Schedule 6 (`the Scheme') no Group Company is under any legal or moral liability or obligation or a party to any ex-gratia arrangement or promise to pay pensions, gratuities, super-annuation allowances or the like, or otherwise to provide `relevant benefits' within the meaning of Taxes Act s 612 to or for any of its past or present officers or employees or their dependents; and there are no retirement benefit, or pension or death benefit, or similar schemes or arrangements in relation to or binding on any Group Company or to which any Group Company contributes.

                 6.8.2 Full particulars of the Scheme are contained in or annexed to the Disclosure Letter including without limitation true copies of the trust deeds and latest actuarial report and full and accurate details of the assets, funding arrangements and current membership.

                 6.8.3 The assets, investments or policies held by the trustees of the Scheme are sufficient to satisfy the liabilities and obligations (both current and contingent) which the Scheme has to its members.

                 6.8.4 The Scheme is an exempt approved scheme within the meaning of Taxes Act s 592 and there is no reason why approval may be withdrawn.

7.               Assets

7.1              Ownership of assets

                 7.1.1 The Group Companies owned at the Last Accounts Date and had good and marketable title to all the assets included in the Principal Accounts and (except for current assets subsequently sold or realized in the ordinary course of business) still own and have good and marketable title to all assets included in the Principal Accounts (excluding the Properties) and to all assets acquired since the Last Accounts Date.

                 7.1.2 No Group Company has created or granted or agreed to create or grant any security interest or other encumbrance in respect of any of the fixed assets included in the Principal Accounts (excluding the Properties) or acquired or agreed to be acquired since the Last Accounts Date, otherwise than in the ordinary course of its business.

                 7.1.3 Except as disclosed in the Principal Accounts, none of the property, assets, undertaking, goodwill or uncalled capital of any Group Company (excluding the Properties) is subject to, and no Group Company has agreed to grant, any option, charge, lien or encumbrance, or right of pre-emption.

7.2              Assets sufficient for the business

The assets owned by each Group Company together with assets held under the hire purchase, leasing or rental agreements listed in the Disclosure Letter comprise all assets necessary for the continuation of its business substantially in the same manner as now carried on.

7.3              Insurance

                 7.3.1 All the stock-in-trade and the assets and undertakings of each Group Company of an insurable nature (excluding the Property) are, and have at all material times been, insured in amounts representing their full replacement or reinstatement value against fire and other risks normally insured against by persons carrying on the same business as that carried on by it.

                 7.3.2 Each Group Company is now and has at all material times been adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same business.

                 7.3.3 All insurance is currently in full force and effect, and nothing has been done or omitted to be done which could make any policy of insurance void or voidable and the Warrantors have received no intimation from the insurers that an increase of premium will result from circumstances occurring prior to Completion.

                 7.3.4 None of the policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

                 7.3.5 No claim is outstanding or may be made under any of the policies and no circumstances exist which are likely to give rise to such a claim.

7.4              Leased assets

No circumstance has arisen or is likely to arise in relation to any asset held by a Group Company under a lease or similar agreement whereby the rental payable has been or is likely to be increased.

7.5              Plant in working order

                 7.5.1 The plant, machinery, vehicles and other equipment used in connection with the business of each Group Company:

                 (a) are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

                 (b) are in its possession and control, and are its absolute property, save for those items the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter, or in respect of which the outstanding payments do not exceed (pound)2,500;

                 (c) are not expected to require replacements or additions at a cost in excess of (pound)5,000 within the next six months;

                 (d) are all capable and (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Group Companies (in accordance with normal recognized accountancy principles) of doing the work for which they were designed or purchased.

                 7.5.2 Maintenance contracts are in full force and effect in respect of all assets of the Group Companies which it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which any Group Company is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to assets of that description and in accordance with the terms and conditions of any applicable leasing or similar agreement.

7.6              Industrial property rights and trade secrets

                 7.6.1 All Industrial Property Rights used or required by any Group Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

                 7.6.2 The Group Companies are the sole beneficial owners of the Industrial Property Rights listed in the Disclosure Letter and (where registration is possible) a Group Company has been and is registered as proprietor, and each of those Rights is valid and enforceable, and none of them is being used, claimed, opposed or attached by any other person.

                 7.6.3 No right or license has been granted to any person by any Group Company to use in any manner or to do anything which would or might otherwise infringe any of the Industrial Property Rights referred to above; and no act has been done or omission permitted by any Group Company whereby they or any of them have ceased or might cease to be valid and enforceable.

                 7.6.4 The business of each Group Company (and of any licensee under a license granted by any Group Company) as now carried on does not and is not likely to infringe any Industrial Property Right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licenses to any Group Company in respect of any such right are in full force and effect.

                 7.6.5 No Group Company has (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.

                 7.6.6 No Group Company is subject to any secrecy agreement or agreement which may restrict the use of disclosure of information.

                 7.6.7 Nothing has been done or omitted by any Group Company which would enable any licensee under a license granted by a Group Company to be terminated or which in any way constitutes a breach of the terms of any license.

8.               Property

8.1              Title

                 8.1.1 The Property comprises the only property owned, occupied or otherwise used in connection with their businesses by the Group Companies. None of the Group Companies has any liability (whether actual or contingent) in respect of any former property occupied by such Company.

                 8.1.2 The Property is occupied or otherwise used by the Group Companies in connection with their businesses is occupied or used by right of ownership or under lease or license, the terms of which permit the occupation or use.

                 8.1.3 The Group Companies are the legal and beneficial owners of the Property.

                 8.1.4 The information contained in Schedule 5 as to the tenure of the Property, the principal terms of the leases or licenses held by the Group Companies, and the principal terms of the tenancies and licenses subject to and with the benefit of which the Property are held is accurate in all respects.

                 8.1.5 The Group Companies have a good and marketable title to the Property.

                 8.1.6 Any lease of the Property granted for more than twenty-one years and less than forty years is either registered at HM Land Registry or not registered because the reversion to it was not registered at the time of grant.

8.2              Encumbrances

                 8.2.1 The Property is free from any mortgage, debenture, charge, rent-charge, lien or any other encumbrance securing the repayment of monies or other obligation or liability of any of the Group Companies or any other person.

                 8.2.2 The Property is not subject to any outgoings other than business rates, water rates and insurance premiums and in the case of leasehold properties rent and service charges.

                 8.2.3 The Property is not subject to any restrictive covenants, stipulations, easements, profits a prendre, wayleaves, licenses, grants, restrictions, overriding interests or other similar rights vested in third parties save as provided in the lease referred to in
                                 Schedule 5.

                 8.2.4 Where any of the matters referred to in clauses 8.2.1, 8.2.2 and 8.2.3 have been disclosed in the Disclosure Letter, the obligations and liabilities imposed and arising under them have been observed and performed in all material respects and any payments in respect of them due and payable have been duly paid and no notices have been received specifying any breach in respect thereof.

                 8.2.5 The Property is not subject to any option, right of pre-emption or right of first refusal.

8.3              Planning matters

                 8.3.1 The use of the Property is the permitted use for the purposes of the Planning Acts.

                 8.3.2 Planning permission has been obtained or is deemed to have been granted for the purposes of the Planning Acts with respect to the development of the Property, no permission has been suspended or called in and no application for planning permission is awaiting decision.

                 8.3.3 Building regulation consents have been obtained with respect to all development, alterations and improvements to the Property.

                 8.3.4 The Group Companies have complied and are complying in all material respects with:

                 (a) planning permissions, orders, and regulations issued under the Planning Acts, the London Building Acts and building regulation consents and by-laws for the time being in force with respect to the Property;

                 (b) all agreements under the Town and Country Planning Act 1971 s 52 made or planning obligations under the Town and Country Planning Act 1990 s 106 undertaken with respect to the properties; and

                 (c) all agreements made under the Highways Act 1980 s 38 with respect to the Property and no notice has been received by any Group Company that such Company has contravened any such regulation, permission, order or agreement or is required to take any steps in order to comply.

                 8.3.5 The Property is not listed as being of special historic or architectural importance or located in a conservation area.

                 8.3.6 All claims and liabilities under the Planning Acts or any other legislation have been discharged and the Warrantors are not aware of any claim or liability, contingent or otherwise which is outstanding.

8.4              Statutory obligations

                 8.4.1 As far as the Warrantors are aware, the Group Companies have complied and are complying with all applicable statutory and by-law requirements with respect to the Property, and in particular (but without limitation) with the requirements as to fire precautions and under the Public Health Acts and the Offices, Shops and Railway Premises Act 1963.

                 8.4.2 There is no outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

                 8.4.3 No licenses are required whether under the Licensing Act 1988 or otherwise in relation to the Property.

8.5              Adverse orders

                 8.5.1 There are no compulsory purchase notices, orders or resolutions affecting any of the Property and there are no circumstances likely to lead to any being made.

                 8.5.2 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property and there are no circumstances likely to lead to any being made.

8.6              Condition of the property

                 8.6.1 The buildings and other structures on the Property are in good and substantial repair and fit for the purposes for which they are used.

                 8.6.2 There are no disputes with any neighboring owner with respect to boundary walls and fences or with respect to any easement or right over or means of access to the Property.

                 8.6.3 The principal means of access to the Property is over roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to the Property is shared with any other party nor subject to rights of determination by any other party.

                 8.6.4 The Property enjoys the main services of water, drainage, electricity and gas.

                 8.6.5 The Property is not located in an area or subject to circumstances particularly susceptible to flooding.

8.7              Insurance

                 8.7.1 The Property is insured for its full reinstatement values for not less than two years' loss of rent and against third party and public liabilities to an adequate extent.

                 8.7.2 All premiums payable in respect of insurance policies with respect to the Property which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid the policies.

                 8.7.3 The information in the Disclosure Letter with respect to the insurance policies is accurate in all respects.

8.8              Leasehold property

                 8.8.1 The relevant Group Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any lease (which expressions in this clause
                                 8.8 includes underleases) under which the Property is held, in all material respects (and no Group Company has received any notice of non performance, payment or compliance in respect of the same) and the last demand (or receipts for rent if issued) were unqualified, and all the leases are valid and in full force.

                 8.8.2 All licenses, consents and approvals required from the landlords and any superior landlords under any lease of the Property has been obtained and the covenants on the part of the tenant contained in the licenses, consents and approvals have been duly performed and observed in all material respects (and no Group Company has received any notice of non performance, payment or compliance in respect of the same).

                 8.8.3 There is no rent review under the lease of the Property in progress.

                 8.8.4 No obligation necessary to comply with any notice or other requirement given by the landlord under any lease of the Property is outstanding and unobserved or unperformed.

                 8.8.5 There is no obligation to reinstate the Property by removing or dismantling any alteration made to it by any Group Company or any predecessor in title to the Group Companies.

8.9              Tenancies

                 8.9.1 The Property is not held subject to and with the benefit of any tenancies (which expression in this clause 8.9 includes subtenancies) as set out in Schedule 5 and no others.

8.10             Pollution

                 8.10.1 None of the Group Companies have permitted or allowed any hazardous material (including but not limited to "controlled waste" within the meaning of Section 61 of the Environmental Protection Act 1990 ("EPA") ("Hazardous Material") to be kept on or at the Property, the presence of which may require work to be undertaken to restore the property or clean-up under any applicable law whether on or off the Premises or the presence of which causes or threatens to cause nuisance (whether public or private) or which in an uncontained form may cause pollution of the environment or harm to human health or detriment to the amenities of the locality or which is otherwise toxic, explosive, corrosive, radio-active, carcinogenic or mutagenic.

8.11             Aberdeen Exhibition and Conference Centre Limited ("AECCL")

                 8.11.1 Spearhead Exhibitions Limited is the registered holder and beneficial owner of 28.8% of the issued share capital of AECCL, free from any charges, liens or encumbrances, and all of such shares have been fully paid up. The Company has not exercised any option to acquire any further shares in AECCL, nor is it obliged to do so or will it be obliged to do so with the passage of time.

                 8.11.2 In accordance with any Articles of Association or agreement existing between the shareholders of AECCL, all consents have been obtained in respect of the acquisition of the Shares contemplated by this Agreement.

                 8.11.3 The Company has not given any guarantee nor does it act as surety nor will it have any liability or obligation in respect of or relating to any liability or obligation (whether future, actual or contingent) of AECCL or as a shareholder or by virtue of being construed as shadow director of AECCL.

                                  SCHEDULE 4

                               Deed of Indemnity

Date:                            1995

Parties:

                 1 `The Covenantors': the persons whose names and addresses are set out in the Schedule; and

                 2 `The Purchaser': PGI Acquisition Company E (a Virginian Corporation) whose principle place of business is at 2200 Wilson Boulevard, Suite 200, Arlington, Virginia 22201.


Recital:

This Deed is entered into pursuant to an agreement made between the Covenantors (and others) and the Purchaser relating to the sale of all the ordinary share capital of Spearhead Communications Limited (a company incorporated in England and Wales under registered no. 3056668), whose registered office is at Ocean House, 50 Kingston Road, New Malden, Surrey, KT3 3LZ ("the Company") ("the Agreement").

Operative provisions:

1                Definitions

In this deed:

1.1 Words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning in this Deed.

1.2 `TAXATION' means all forms of taxation, duties, imposts and levies whatsoever and whenever imposed and whether of the United Kingdom or elsewhere, and without prejudice to the generality of that expression includes:

                 1.2.1 income tax, corporation tax, advance corporation tax, capital gains tax, inheritance tax, stamp duty, stamp duty reserve tax, rates, value added tax, customs and other import duties and national insurance contributions, any payment whatsoever which the Company may be or become bound to make to any person as a result of any enactment relating to taxation and any other taxes, duties or levies supplementing or replacing any of the above;

                 1.2.2 all costs, charges, interest, fines, penalties and expenses incidental, or relating, to any Taxation.

1.3 Where the context admits, `COMPANY' includes each Group Company, so that this Deed shall apply to each Group Company as if it were the Company, and the covenants given by the Covenantors are expressly given to each Group Company and may be enforced against the Covenantors by each and every Group Company acting jointly or severally.

1.4 `RELIEF' includes any relief, allowance, exemption, set-off or deduction in computing or against profits, income or gains of any description or from any source, or credit against Taxation.

1.5              `LIABILITY TO TAXATION' means:

                 (a) any liability to make a payment in respect of Taxation; and

                 (b) the use or set-off of any Relief in circumstances where but for such use or set-off, the Company would have had an actual liability to tax in respect of which the Purchaser would have been able to make a claim against the Covenantors under this Deed (the amount of the tax liability for these purposes being deemed to be equal to the amount of that actual liability to tax);

1.6 `CLAIM FOR TAXATION' includes any notice, demand, assessment, letter or other document issues, or action taken, by or on behalf of the Inland Revenue or Customs and Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world, whereby it appears that the Company is subject to a liability to Taxation (whether or not it is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement).

2                Indemnity

2.1 The Covenantors jointly and severally covenant with the Purchaser (for itself and as trustee for its successors in title) to pay the Purchaser an amount equivalent to:

                 2.1.1 any Liability to Taxation arising in respect of, by reference to or in consequence of:

                 (a) any income profits or gains earned accrued or received on or before Completion; and

                 (b) any event which occurs or occurred on or before Completion;

                 2.1.2 any costs incurred by the Purchaser or the Company in relation to any demands, actions, proceedings and claims in respect of Liabilities to Taxation or Claims for Taxation.

2.2              In respect of any payment due from the Covenantors under clause
                 2.1 the Purchaser may if it is satisfied that it will be or has been subject to a Liability to Taxation calculate and demand in writing from the Covenantors from time to time such additional amount as will ensure that the total amount paid by the Covenants, less the tax chargeable on this amount, is equal to the amount that would otherwise be payable under this Deed.

3                Exclusions

3.1 The indemnity in clause 2.1 shall not apply to any Liability to Taxation or Claim for Taxation:

                 3.1.1 to the extent that an appropriate provision or reserve was made in the Principal Accounts (as such may have been modified or amended by the Management Accounts); or

                 3.1.2 for which the Company is or may become liable wholly or primarily as a result of transactions in the ordinary course of its business after the Last Accounts Date; or

                 3.1.3 to the extent that the Liability or Claim arises as a result only of the appropriate provision or reserve in the Principal Accounts (as such may have been modified or amended by the Management Accounts) being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement with retrospective effect or of any change in law SSAPs, or FRSs which is announced and comes into force after the date of this Agreement with retrospective effect; or

                 3.1.4 to the extent that liability is excluded or limited under the provisions of Schedule 7 to the Agreement.

                 3.1.5 where the Liability to Taxation is suffered by the Company in respect of a Liability to Taxation of another Company and such latter Liability to Taxation would not be or have been subject to a claim under this Deed

                 3.1.6 to the extent that it has been made good or otherwise compensated at no expense to the Purchaser or the Company

                 3.1.7 which is attributable to the Company ceasing to be entitled to the Small Companies' rate of corporation tax

                 3.1.8 to the extent that it would not have arisen but for the fact that the treatment of any assets or liabilities, or Taxation attributable to timing differences in future accounts of the Company, is different from the treatment in the Principal Accounts, except where such difference arises because the Company is required by law or compliance with SSAPs to alter its accounting policy

                 3.1.9 which would not have arisen but for a voluntary act, omission or transaction of the Company or the Purchaser carried out or occurring after the date of this Deed otherwise than in the normal course of business (unless pursuant to an obligation incurred prior to the date of this Deed or taking place with the approval of all or any of the Covenantors) and which the Purchaser or the Company was, or ought reasonably to have been, aware could give rise to a Liability to Taxation]

                 3.1.10 to the extent that it corresponds to an increase in the value of the assets of any other Company, resulting from a reduction in its Liability to Taxation

                 3.1.11 where a Claim for Taxation would not have arisen but for any change in the accounting policy or practice of the Purchaser or the Company introduced or having effect after the Last Accounts Date except where such change in accounting policy or practice is required by law or compliance with SSAPs.

                 3.1.12 to the extent that the amount by which any Liability to Taxation for which the Company is or may be liable to be assessed or accountable is reduced or extinguished as a result of the matter giving rise to such claim

                 3.1.13 if the Purchaser or the Company fails after due warning to comply with its obligations contained in paragraph 5 hereof

4                Withholdings

4.1 All sums payable by the Covenantors under this Deed shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Covenantors shall pay such additional amount as shall be required to ensure that the net amount received by the Purchaser under this Deed will equal the full amount which would have been received, had no such deduction or withholding been required to be made.

4.2 If the Covenantors are required to make any deduction or withholding as contemplated in clause 4.1 above, they shall deliver to the Purchaser within 30 days after it has made such payment evidence reasonably satisfactory to the Purchaser that such payment or deduction has been made and has been or will be accounted for to the relevant authorities.

4.3              Following receipt of the payment evidence referred to in clause
                 4.2 above, the Purchaser shall as soon as practicable apply for any credit or repayment to which it may be entitled. Following the receipt of any such credit or repayment by the Purchaser, the Purchaser shall pay such amount to the Covenantors as shall ensure that the Purchaser is in the same position after making such payment as if no such deduction or withholding had been made.

5                Conduct of claims

5.1 The Purchaser or the Company shall notify the Covenantors in writing within not less than 5 working days of any Claim for Taxation relevant for the purposes of this Deed, and shall subject as herein provided take such action as the Covenantors may reasonably request to dispute, resist appeal or defend the Claim for Taxation. As soon as practicable after such request the Purchaser and the Company shall be indemnified and secured to its reasonable satisfaction by the Covenantors against all losses, costs, damages, and expenses that are or may be thereby incurred.

5.2 If the Covenantors do not request the Purchaser or the Company to take any appropriate action within one month of the notice to the Covenantors, the Purchaser or the Company shall be free to satisfy or settle the relevant Claim for Taxation on such terms as it may in its absolute discretion think fit.

5.3 Subject to Clause 5.2 the Purchaser and the Company shall ensure that the Covenantors are placed in a position to dispute on behalf of the Company, any claim for Taxation and shall render, or cause to be rendered, to the Covenantors, at the expense of the Covenantors such assistance as the Covenantors, or a majority of them, may reasonably require in disputing any Claim for Taxation.

5.4 Subject as aforesaid, the Covenantors shall be entitled on behalf of the Company, to instruct such solicitors or other professional advisors as the Covenantors, or a majority of them, may nominate, to act on behalf of the Covenantors of the Company to the intent that the conduct and costs and expenses of the dispute shall be delegated entirely to and be borne solely by the Covenantors.

5.5 The Company shall permit the Covenantors and their advisors to have reasonable access to its records and the reasonable assistance of its employees to enable the Covenantors to carry out the conduct of disputes in accordance with the foregoing provisions of this Clause.

5.6 In connection with the conduct of any dispute relating to a Claim for Taxation (to which Clause 5.1 applies):

                 5.6.1 each party shall keep the other parties hereto fully informed of all relevant matters and the Covenantors, the Purchaser or the Company as the case may be, shall promptly forward, or procure to be forwarded, to the Covenantors, the Purchaser and the Company as the case may be, copies of all correspondence and other written communications pertaining to it;

                 5.6.2 the appointment of solicitors and other professional advisors shall be subject to the approval of the Purchaser and the Company, which shall not be unreasonably withheld or delayed;

                 5.6.3 the Covenantors shall make no settlement or compromise of the dispute, nor agree any matter in its conduct which is likely to affect the amount of the resulting Liability to Taxation, without the prior written approval of both the Purchaser and the Company, which shall not be unreasonably withheld or delayed;

                 5.6.4 if any dispute arises between the Purchaser or the Company and the Covenantors as to whether any Claim for Taxation or Liability to Taxation should at any time be settled in full, or contested in whole or in part, the dispute shall be referred to the determination of a senior tax counsel, of at least ten years, standing, appointed by agreement between the Purchaser, the Company and the Covenantors, or (if they do not agree) upon the application by any party to the President for the time being of the Law Society, whose determination shall be final. The counsel shall be asked to advise whether, in his opinion, an appeal against the Claim or Liability would, on the balance of probabilities, be likely to succeed and as to how the costs of the dispute should be allocated between the Covenantors and the Company. Only if his opinion is in the affirmative shall an appeal be made and that Claim or Liability not then settled. Any further dispute arising between the Covenantors, the Company and the Purchaser as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner.

6                Dates for and quantum of payments

6.1 The Covenantors shall pay to the Purchaser any amounts payable under this Deed on or before the date which is the later of the date which is ten business days after demand is made therefore by or on behalf of the claimant and the fifth business day before the first date on which the tax becomes recoverable by the relevant tax authority.

6.2 Where a claim under this Deed relates to the use or set-off of any Relief, the Covenantors shall pay to the Purchaser the amount due under this Deed in respect thereof on the later of the date which is five business days before the first date on which tax which would not have been payable but for such use or set-off becomes recoverable by the relevant tax authority and ten business days after demand is made therefor by or on behalf of the claimant.

6.3 Any sum not paid by the Covenantors on the due date for payment specified in this clause 5 shall bear interest (which shall accrue from day to day after as well as before any judgement for same) at the rate of 3 percent per annum over the base rate of Midland Bank plc, from the due date to and including the day of actual payment of such sum, compounded quarterly. Such interest shall be paid on the demand of the Purchaser.

6.4 The Purchaser shall make a repayment to the Covenantors (together with any interest paid by the relevant taxation authority) to the extent that and on the date on which the Company receives any repayment of any amount paid in respect of any Liability to Taxation pursuant to clause 6.1. Any repayment to the Covenantors pursuant to this clause 6.4 shall not prejudice the right of the Purchaser to recover from the Covenantors under this Deed in the event that a further Liability to Taxation arises, whether in respect of matters to which the repayment relates or otherwise.

6.5              For the purposes of Clause 6.4:

                 6.5.1 the Company shall be deemed to receive a repayment on the date on which the Company receives a repayment of Taxation or if and when the Company would have received the repayment but for a Liability to Taxation in respect of which the Company is not entitled to be indemnified under this Deed of if and when the Company would have received the repayment had the Liability to Taxation been discharged by a payment of Taxation or if and when the Company is able to obtain the benefit of the reduction in its Liability to Taxation as a result of the right to repayment;

                 6.5.2 The interest shall be deemed to have been paid to the extent that any repayment is deemed to have been received by the Company and where a payment has been made by the Covenantors in circumstances that no corresponding payment has been made by the Company to the relevant taxation authority the amount of interest shall be deemed to be equal to the amount of interest which would have been earned on an equal amount to the repayment, had it been placed on a 7 day deposit with a clearing bank, for a period commencing on the date which is the day after which the payment was received by the Purchaser from the Covenantors and ending on the day which is 7 days before the Company receives the payment.

6.6              Any dispute in relation to the provisions of clauses 6.2, 6.3,
                 6.4 or 6.5 may be referred, by the Purchaser, the Company or the Covenantors, to the auditors for the time being of the Company, acting as experts and not as arbitrators, whose certificate shall be final and binding upon the parties in the absence of manifest error.

7.               Illegality

                 If at any time any provision under the Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.               Assignment

                 The whole or any part of the benefit of this Deed may be assigned by the Purchaser to the intent that the indemnity given under this Deed shall ensure for the benefit of their successors and assigns provided always that any such assignee acknowledges acceptance of the limitations on the covenantor's liability in respect of indemnity.

9.               Counterparts

                 This Deed may be executed in any number of counterparts and by the parties to and on separate counterparts, each of which, when executed and delivered shall be an original but all the counterparts together shall constitute one and the same instrument.

10.              General

10.1 The Company shall procure that each other Group Company performs its obligations under this deed.

10.2 This deed shall be binding on the Covenantors and their respective successors and personal representatives.

10.3 The provisions of the Agreement relating to notices shall apply to any notice to be given under, or in connection with, this Deed.

10.4 The construction, validity and performance of this deed shall be governed by the laws of England.

IN WITNESS whereof this Deed has been executed the day and year first before written.

EXECUTED as a DEED and                   )
delivered by                             )
David Charles Chapman Stott              )

in the presence of:-
witness signature:
witness name:
witness address:

EXECUTED as a DEED and                       )
delivered by                                 )
Bryan Mervyn Weavers                         )


in the presence of:-
witness signature:
witness name:
witness address:


EXECUTED as a                                )
DEED and                                     )
delivered by                                 )
Christopher Philip Levelis Marke             )


in the presence of:-
witness signature:
witness name:
witness address:


EXECUTED as a                                )
DEED and                                     )
delivered by                                 )
Robert David Munton                          )


in the presence of:-
witness signature:
witness name:
witness address:


EXECUTED as a                                )
DEED and                                     )
delivered by                                 )
Susan Patricia Crouch                        )


in the presence of:-
witness signature:
witness name:
witness address:

EXECUTED as a DEED                                            )
by PGI ACQUISITION                                            )
COMPANY E and DELIVERED                                       )
by                                          (Officer)         )
and                                         (Officer)         )

                                 THE SCHEDULE

                      Names and addresses of Covenantors

David Charles Chapman Stott, Ashleigh, 29 Ranelagh Avenue, London SW13 0BN; Bryan Mervyn Weavers, Dragons, St Georges Lane, Hurstpierpoint, West Sussex; Christopher Philip Levelis Marke, 7, Elm Tree Avenue, Esher, Surrey, KT10 8JG; Robert David Munton of Cherry Tree Cottage, Horsham Road, Holmbury, St. Mary, Dorking, Surrey; Susan Patricia Crouch of 14 Farm View, Tilt Road, Cobham, Surrey KT11 3HL.

                                  SCHEDULE 5

                       Short particulars of the Property

Leasehold property and details of the lease

1 Description: Office premises at Ocean House, 50 Kingston Road, New Malden, Surrey.

                 Whether registered: No, held under a lease dated 27th September 1994 and made between

                 1. Sovereign Countries Limited,
                 2. Spearhead Exhibition Limited and
                 3. Spearhead Communication Limited

                 Rent: 53,950 p.a. subject to a review on 29th September 1999 and five yearly thereafter

                 To whom payable: Lessor

                 Term: 20 years from 29th September 1994
                 Covenants: normal commercial lease

                                  SCHEDULE 6

                             Pension arrangements

1.               Interpretation

In this Schedule, where the context admits:

1                `Company' means Spearhead Exhibitions Limited;

2 `Pension Scheme' means the retirement benefits scheme known as The Spearhead Exhibitions Pension Funds which was established by a Deed dated March 1, 1983 (or the trustees from time to time of that scheme, as the context requires); and

3 `Relevant Employee' means any past or present employee or officer of the Company or of any predecessor to all or part of its business.

2.               Warranties and Representations

The Warrantors hereby warrants and represents to and for the benefit of the Purchaser as follows:

2.1              No Other Pension Arrangements

Save for the Pension Scheme the Company is not a party to nor participates in nor contributes to any scheme, arrangement or agreement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment of medical expenses) for any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee.

2.2              No Assurances etc

Neither the Company nor any member of the Group:

                 2.2.1 has given any undertaking or assurance (whether legally enforceable or not) to any Relevant Employee or to any widow, widower, child or dependant of any Relevant Employee as to the continuance, introduction,improvement or increase of any benefit of a kind described in
                                 2.1 above; or

                 2.2.2 is paying or has in the last three years paid any benefit of a kind described in 2.1 above to any Relevant Employee or to any widow, widower, child or dependant of any Relevant Employee.

2.3              All Details Disclosed

All material details relating to the Pension Scheme have been disclosed and include (without limitation) the following:

                 2.3.1 a true and complete copy of the deed or other instrument by which the Pension Scheme was established and all deeds and other instruments supplemental thereto;

                 2.3.2 a true and complete copy of all announcements, explanatory literature and the like of current effect which have been issued to any Relevant Employee in connection with the Pension Scheme;

                 2.3.3 a true and complete copy of the report on the last actuarial valuation of the Pension Scheme to be completed prior to the date of this Agreement and of any subsequent written recommendations of an actuarial nature;

                 2.3.4 a true and complete copy of the last audited accounts of the Pension Scheme to be completed prior to the date of this Agreement and details of any material change in the investment policy of the Pension Scheme since the date as at which those accounts were made up;

                 2.3.5 a true and complete copy of all insurance policies (if any) and annuity contracts (if any) held for the purposes of the Pension Scheme and details of any such policies and contracts (if any) which the Pension Scheme has agreed to effect;

                 2.3.6 a true and complete copy of the memorandum and articles of association of any company which is a trustee of the Pension Scheme and the names and addresses of the directors and secretary of that company;

                 2.3.7 the names and addressee of the trustees of the Pension Scheme;

                 2.3.8 details of all amendments (if any) to the Pension Scheme which have been announced or are proposed but which have not yet been formally made;

                 2.3.9 details of all discretionary increases (if any) to pensions in payment or deferment under the Pension Scheme which have been granted in the ten years prior to the date of this Agreement or which are under consideration;


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                 2.3.10          details of all discretionary practices (if any)
                                 which may have led any person to expect
                                 additional benefits in a given set of
                                 circumstances (by way of example, but without limitation, on retirement at the behest of the Company or in the event of redundancy); and

                 2.3.11 details of the rate at which and basis upon which the Company currently contributes to the Pension Scheme, any change to that rate and/or basis which is proposed or under consideration and all contributions paid to the Pension Scheme by the Company in the four years prior to the date of this Agreement.

2.4              Benefits

All benefits which are not money purchase benefits and which are payable under the Pension Scheme on the death of any person while in employment to which the Pension Scheme relates are insured fully under a policy with an insurance company of good repute and there are no grounds on which that company might avoid liability under that policy. All other benefits payable under the Pension Scheme are money purchase benefits. In this sub-clause 'money purchase benefits' has the same meaning as in the Social Security Act 1986, section 84(1).

2.5              Augmentation

No power under the Pension Scheme has been exercised in relation to any Relevant Employee or, since the date as at which the last actuarial valuation of the Pension Scheme to be completed prior to the date of this Agreement was undertaken, in respect of any other person:

                 2.5.1 to provide terms of membership of the Pension Scheme (whether as to benefits or contributions) which differ from those generally applicable to the members of the Pension Scheme; or

                 2.5.2 to provide any benefits which would not but for the exercise of that power have been payable under the Pension Scheme; or

                 2.5.3           to augment any benefits under the Pension
                                 Scheme.

2.6              Contributions and Expenses

Contributions to the Pension Scheme are not paid in arrear and all contributions and other amounts which have fallen due for payment have been paid punctually. No fee, charge or expense relating to or in connection with the Pension Scheme has been incurred but not paid. If any such fee, charge or expense has been paid by any person other than the Pension Scheme the Pension Scheme has reimbursed that person if and to the extent that the Pension Scheme is or may become liable so to do.


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2.7              Company's Obligations

The Company:

                 2.7.1 has observed and performed those provisions of the Pension Scheme which apply to it; and

                 2.7.2 may (without the consent of any person or further payment) terminate its liability to contribute to the Pension Scheme at any time subject only to giving such notice (if any) as is expressly provided for in the documentation containing the current provisions governing the Pension Scheme.

2.8              No Other Employer

The Company is the only employer for the time being participating in the Pension Scheme. No other employer which has previously participated in the Pension Scheme has any claim under the Pension Scheme and in respect of any such employer the period of participation has been terminated and benefits have been provided in accordance with the provisions of the Pension Scheme.

2.9              Administration

All documents and records in respect of the Pension Scheme are up to date and so far as the Warrantors are aware complete and accurate in all respects.

2.10             Investments

None of the assets of the Pension Scheme:

                 2.10.1 is invested in or in any description of employer-related investments (within the meaning of the Social Security Act 1975, section 57A); or

                 2.10.2 save for deposits with banks, building societies and other financial institutions and save for any instrument creating or acknowledging an indebtedness listed on any stock exchange of repute, is loaned to any person or company; or

                 2.10.3 is subject to any encumbrance or agreement or commitment to give or create any encumbrance.

2.11             No Payment to Employer


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No payment to which the Income and Corporation Taxes Act 1988, section 601, applies has been made out of funds which are or have been held for the purposes of the Pension Scheme.

2.12             Compliance

The Pension Scheme:

                 2.12.1 is an exempt approved scheme (within the meaning of the Income and Corporation Taxes Act 1988, section 592);

                 2.12.2 has properly and punctually accounted to the Inland Revenue for all and any tax for which the Pension Scheme is liable or accountable;

                 2.12.3 is not liable to taxation on any income from or capital gains on any of the funds which are or have been held for the purposes of the Pension Scheme; and

                 2.12.4 complies with and has at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Board of Inland Revenue and of trust laws.

2.13             Litigation

None of the Pension Scheme, the Company [or any member of the Vendor's group] is engaged or involved in any proceedings which relate to or are in connection with the Pension Scheme or the benefits thereunder and no such proceedings are pending or threatened and so far as the Vendor is aware there are no facts likely to give rise to any such proceedings. In this sub-clause 'proceedings' includes any litigation or arbitration and also includes any investigation or determination by the Pensions Ombudsman.

2.14             Indemnities

In relation to the Pension Scheme or the funds which are or have been held for the purposes thereof neither the Company nor the trustees or administrator of the Pension Scheme has given an indemnity or guarantee to any person (other than in the case of the Company any general indemnity in favour of the trustees or administrator under the documentation governing the Pension Scheme).

3                DAMAGES FOR BREACH OF PENSION WARRANTIES

In determining the damages flowing from any breach of Warranties contained in clause 2, the Company shall be deemed to be under a liability:


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3.1              to provide and to continue to provide any benefit of a kind referred to in that clause which is now provided or has been announced or is proposed; and

3.2 to maintain and to continue to maintain (without benefits being reduced) the Pension Scheme and any other arrangements of a kind described in that clause which are now in existence or are proposed and any discretionary practices of a kind referred to in that clause which have hitherto been carried on.

4                POST COMPLETION

4.1 Following Completion the Purchaser will procure that the Company (or any other subsidiary of the Purchaser which replaces the Company as principal employer for the purposes of the Scheme) will not cause any of the Scheme trustees to be removed pursuant to the powers conferred on it by Clause 16(2) of the definitive Trust Deed dated 1st March, 1983 and that no part of the Fund (as defined by the Scheme rules) is used or applied by way of a loan.

4.2 The Articles of Association of the Company shall be amended following Completion to provide that the unanimous vote of all the directors for the time being of the Company is required prior to any contributions to the Pension Scheme being made by the Company.


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                                  SCHEDULE 7

                Warrantors'/Covenantors' protection provisions

(1) The liability of the Warrantors in relation to the Warranties shall cease on the second anniversary of the date of this Agreement and the liability of the Covenantors in relation to the Deed of Indemnity shall cease on the seventh anniversary of the date of this Agreement, save as regards any alleged specific breach of which notice in writing (containing details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Warrantors/Covenantors (as the case may be) and the total amount of liability which results) has been given to the Warrantors/Covenantors (as the case may be) prior to that anniversary.

(2) The Warrantors/Covenantors shall not be liable for any Warranty Claim unless their aggregate liability in respect of all Warranty Claims (or what would be their liability apart from this paragraph) exceeds(pound)20,000, in which case the Purchaser shall be entitled to claim the whole of any such claims (and not just the excess).

(3) The total liability of the Warrantors/Covenantors under Warranty Claims shall not in any event exceed(pound)5,400,000. To the extent that it is able to do so, the Purchaser shall exercise its right of set-off against the Loan Notes in respect of any Warranty Claim prior to demanding payment in respect of such Warranty Claim against the Warrantors/Covenantors (as the case may be).

(4) The Purchaser warrants to the Warrantors/Covenantors that it is acquiring the shares as capital assets and not as trading stock.

(5) The Purchaser shall indemnify the Warrantors/Covenantors against any liability to taxation arising under any of Section 191 of the Taxation of Chargeable Gains Act 1992, Section 132 of the Finance Act 1988 and Section 767A of the Taxes Act and all connected costs, damages or expenses incurred by them or any of them.

(6) The Purchaser shall indemnify the Vendors against any loss or depreciation in the benefits derived or to be derived by any one or more of the Vendors under the Pension Scheme by virtue of such scheme ceasing to be an exempt approved scheme within the meaning of Section 592(1) of the Taxes Act or by virtue of Sub-sections 8(A) to 8(D) (both inclusive) of Section 592 of the Taxes Act applying to the Pension Scheme where such loss or depreciation occurs solely by reason of an act done by the Company or the Purchaser.

(7) The Purchaser will not so long as any of paragraphs (3) to (6) (inclusive) of this Schedule are applicable or capable of taking effect cease to control any Group Company without procuring from the person acquiring control an undertaking in favour of the Vendors, the Warrantors and the Covenantors (as appropriate) to be bound by such provisions so far as they affect that Group Company, to same extent as the Purchaser is bound.


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